 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-297906
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 31, 2026)
Paramount Skydance Corporation
471,300,000 Warrants to Purchase Shares of Class B Common Stock
471,300,000 Shares of Class B Common Stock Underlying the Warrants
This prospectus supplement relates to the issuance by Paramount Skydance Corporation (the “Company,” “we,” “us” or “our”) of up to 471,300,000 warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase shares of our Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), on the Issue Date (as defined herein) as a distribution to holders of record of our Class B Common Stock issued and outstanding on the Record Date (as defined herein), other than shares of our Class B Common Stock held by or for the account of Restricted Holders (as defined herein and including any of our wholly owned subsidiaries that own Class B Common Stock), the Paramount Global 401(k) Plan (the “401(k) Plan”) and the Paramount Global Master Trust (the “Master Trust”). This prospectus supplement also relates to the issuance from time to time of up to 471,300,000 shares of our Class B Common Stock upon the exercise of the Warrants.
Our Class B Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “PSKY.” On September 25, 2026, we announced that we intend to transfer the listing of our Class B Common Stock to the New York Stock Exchange (the “NYSE”). Additionally, in connection with the listing of our Class B Common Stock on the NYSE on or about October 6, 2026, we intend to change the ticker symbol for our Class B Common Stock from “PSKY” to “SKYD.” We expect that the listing and trading of our Class B Common Stock on Nasdaq will end at market close on or about October 5, 2026, and that trading will begin on the NYSE at market open on or about October 6, 2026. We also intend to amend and restate our certificate of incorporation to change the Company’s name to Skydance Corporation, also expected to be effective on October 6, 2026. On October 2, 2026, the last reported sale price of our Class B Common Stock on Nasdaq was $9.50 per share.
Our Board of Directors declared a distribution (the “Warrant Distribution”) of transferable Warrants at no charge to holders of record of our Class B Common Stock as of October 5, 2026 (the “Record Date”), other than shares held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust. On or about October 13, 2026 (the “Issue Date”), we will distribute one Warrant for each share of Class B Common Stock held of record as of the Record Date (other than shares held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust), subject to the rounding described under “No Fractional Warrants” below. The Warrant Distribution was declared in connection with our proposed acquisition (the “Acquisition”) of Warner Bros. Discovery, Inc. (“WBD”), as described in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2026. The Warrant Distribution is contingent on the closing of the Acquisition. We currently expect the Acquisition to close on or about October 6, 2026; however, the Acquisition is subject to further closing conditions. As a result, the Company may, at its discretion, choose to cancel the Record Date and/or the Issue Date or postpone the Record Date and/or the Issue Date to a later date. If the Record Date and/or the Issue Date is cancelled or postponed, the Company will issue a public announcement of such change in a manner that complies with the rules of the exchange where the Class B Common Stock is then listed.

Each Warrant will initially entitle the holder thereof to purchase one share of Class B Common Stock at an initial exercise price of $12.00 per share (the “Exercise Price”), subject to certain anti-dilution adjustments and adjustments in connection with a Designated Event (as defined herein) described in this prospectus supplement.
The Warrants will expire and cease to be exercisable at the earlier of (i) 5:00 p.m., New York City time, on the date that is the ten (10) year anniversary of the Issue Date, which is expected to be October 13, 2036 or (ii) an earlier expiration date that we designate if the related conditions are met. Beginning on the first Trading Day (as defined herein) immediately following the third anniversary of the Issue Date, we may elect to designate an earlier expiration date for the Warrants if, within any period of thirty (30) consecutive Trading Days, there are at least twenty (20) Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which we send the notice in respect of such designation, on which the closing sale price of the Class B Common Stock is at least equal to the Early Expiration Trigger Price (as defined herein, initially equal to $30.00, subject to certain adjustments). The Early Expiration Date (as defined herein) must be no fewer than 20 and no more than 45 Scheduled Trading Days after the date of the Early Expiration Notice (as defined herein).
As of October 2, 2026, 1,093,020,754 shares of our Class B Common Stock were issued and outstanding, of which approximately 622 million shares were held by or for the account of Restricted Holders, the 401(k) Plan, and the Master Trust, all of which will be excluded from the Warrant Distribution. If all 471,300,000 Warrants registered hereby were exercised and settled through Physical Settlement (as defined herein), there would be an aggregate of 1,564,320,754 shares of our Class B Common Stock issued and outstanding as of October 2, 2026 after giving effect to such exercises and prior to giving effect to the PIPE Transaction (as defined herein). See “Risk Factors — Concentration in the ownership of our Class B Common Stock reduces the public float of our Class B Common Stock and could adversely affect the liquidity and trading price of our Class B Common Stock.”
The Warrants will be issued by us pursuant to a warrant agreement between us and Equiniti Trust Company, LLC, as Warrant Agent (the “Warrant Agreement”). The Warrants are transferable and are expected to trade on the NYSE under the ticker symbol “SKYDW”. However, there can be no assurance that an orderly, liquid trading market for the Warrants will develop. Any trading value of the Warrants will be determined by the market.
We will receive cash proceeds from the exercise of Warrants only to the extent such Warrants are settled through Physical Settlement. We will not receive any cash proceeds from the exercise of Warrants settled through Net Share Settlement (as defined herein). See “Use of Proceeds” in this prospectus supplement.
INVESTING IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT INVOLVES RISKS. SEE THE SECTION TITLED “RISK FACTORS” ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND ANY SIMILAR SECTION CONTAINED IN THE ACCOMPANYING PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is October 5, 2026.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
On July 31, 2026, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-297906) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We have not authorized anyone to provide you with any information or to make any representations other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and we can provide no assurance as to the reliability of such information. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus is accurate as of any date other than the dates on the front of these documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security.
This prospectus supplement incorporates by reference, and the accompanying prospectus or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”
When we refer to “Paramount Skydance Corporation,” “we,” “our,” “us,” and the “Company” in this prospectus supplement, we mean, prior to the change of its name, expected to be effective on October 6, 2026, Paramount Skydance Corporation and its consolidated subsidiaries and, following such name change, Skydance Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of shares of our Class B Common Stock or holders of the Warrants, as applicable.
The Paramount Skydance Corporation logo and our other registered or common law trademarks, service marks, or trade names appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus are the property of Paramount Skydance Corporation. Solely for convenience, our trademarks, trade names, and service marks referred to in this

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prospectus supplement appear without the ®, ™, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, trade names, and service marks. This prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, and any documents incorporated by reference herein and therein may contain additional trademarks, trade names, and service marks of other companies that are the property of their respective owners.

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CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including, without limitation, statements regarding the timing of the Warrant Distribution, including the Record Date and the Issue Date, the anticipated use of proceeds from the exercise of Warrants; the acceptance for trading of the Warrants on the NYSE; the existence of a market for the Warrants; and the expected tax treatment for the Warrant Distribution. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks that the closing conditions for the Acquisition will not be satisfied; the possibility that the Acquisition will not be completed in the expected time frame or at all; risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our decisions to invest in new businesses, products, services and technologies, and the evolution of our business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining our intellectual property rights; domestic and global political, economic and regulatory factors affecting our businesses generally; the inability to hire or retain key employees or secure creative talent; disruptions to our operations as a result of labor disputes; the risks and costs associated with the integration of, and our ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; litigation relating to the transaction pursuant to which we acquired Skydance Media, LLC potentially resulting in substantial costs; volatility in the price of our Class B Common Stock or the Warrants; the effect our dual-class capital structure and the concentrated ownership may have on the price of our Class B Common Stock or Warrants; risks related to a private sale of a controlling interest in us, including that our stockholders may not realize any change of control premium on shares of our Class B Common Stock and that we may become subject to the control of a presently unknown third party; risks associated with our status as a “controlled company” under the rules of Nasdaq and the NYSE, including our exemption from certain corporate governance requirements; risks associated with the lack of voting rights of our Class B Common Stock; risks that anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws, and under Delaware law, could deter, delay, or prevent a change of control; risks that exclusive forum provisions in our amended and restated certificate of incorporation could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against our directors and officers; risks that corporate opportunity provisions in our amended and restated certificate of incorporation could permit certain persons to pursue competitive opportunities that might otherwise be available to us; risks associated with our holding company structure, including our dependence on distributions from our subsidiaries to meet our tax obligations and other cash requirements; disruptions caused by the Acquisition to our and WBD’s business and commercial relationships, which may result in the payment of damages after closing; challenges realizing synergies and other anticipated benefits expected from the Acquisition, including integrating WBD’s business successfully; risks to our business, financial condition or results of operations as a result of the incurrence of substantial costs and indebtedness in connection with the Acquisition; risks of reduced ownership and economic interest by our existing stockholders as a result of the Acquisition; the use of proceeds from any Physical Settlement of Warrants that are exercised; and other factors described in our news releases and filings with the SEC, including but not limited to Paramount Skydance Corporation’s reports on Form 10-K, Form 10-Q and

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Form 8-K incorporated by reference herein. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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PROSPECTUS SUPPLEMENT SUMMARY
About Paramount Skydance Corporation
Paramount Skydance Corporation, a Delaware corporation, is a next-generation global media and entertainment company, comprised of three business segments: Studios, Direct-to-Consumer and TV Media. Paramount Skydance Corporation’s portfolio unites legendary brands, including Paramount Pictures, Paramount Television, CBS, CBS News, CBS Sports, Nickelodeon, MTV, BET, Comedy Central, SHOWTIME, Paramount+, Pluto TV, and Skydance Animation, Film, Television, Interactive/Games, and Paramount Sports Entertainment. Paramount Skydance Corporation is the holding company for Paramount Global and Skydance Media, LLC (“Skydance”). We intend to amend and restate our certificate of incorporation to change the Company’s name to Skydance Corporation, expected to be effective on October 6, 2026.
Paramount Skydance Corporation was incorporated as New Pluto Global, Inc., a Delaware corporation, on June 3, 2024. On August 7, 2025, New Pluto Global, Inc. changed its name to Paramount Skydance Corporation in connection with its acquisition of Paramount Global and Skydance. The principal offices of Paramount Skydance Corporation are at 1515 Broadway, New York, New York 10036. Paramount Skydance Corporation’s telephone number is (212) 258-6000 and its website is https://www.paramount.com. Information included on or accessible through this website does not constitute a part of this prospectus or any prospectus supplement.

THE OFFERING
This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Warrants and Class B Common Stock contained elsewhere in this prospectus supplement. See “Description of the Warrants” and “Description of Class B Common Stock” in this prospectus supplement and “Description of Warrants” and “Description of Common Stock” in the accompanying prospectus.
Issuer:
Paramount Skydance Corporation
We intend to amend and restate our certificate of incorporation to change the Company’s name to Skydance Corporation, expected to be effective on October 6, 2026.
The Warrant Distribution:
Our Board of Directors declared a distribution of transferable Warrants, at no charge, to holders of record of our Class B Common Stock as of October 5, 2026 (the “Record Date”), other than shares held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust. On or about October 13, 2026 (the “Issue Date”), we will distribute one Warrant for each share of our Class B Common Stock issued and outstanding as of the Record Date, other than those held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust. In addition, shares of Class B Common Stock held by the 401(k) Plan and the Master Trust will, in lieu of receiving Warrants in the Warrant Distribution, receive a number of shares to be determined following the Warrant Distribution.
Each Warrant will entitle the holder thereof (the “Warrantholder”) to purchase, at the Warrantholder’s sole and exclusive election, at the Exercise Price (defined below), one share of Class B Common Stock, subject to certain adjustments described under “Description of the Warrants — Adjustments to the Warrants” and “Description of the Warrants — Exercise of Warrants upon a Designated Event.”
We expect to issue up to 471,300,000 Warrants (which represent the right to purchase up to 471,300,000 shares of Class B Common Stock, subject to adjustments, assuming no cash payments are made in lieu of fractional shares of Class B Common Stock upon exercise).
Warrantholders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion, subject to applicable law.
The Warrant Distribution is contingent on the closing of the Acquisition. We currently expect the Acquisition to close on or about October 6, 2026; however, the Acquisition is subject to further closing conditions. As a result, the Company may, at its discretion, choose to cancel the Record Date and/or the Issue Date or postpone the Record Date and/or the Issue Date to a later date. If the Record Date and/or the Issue Date is cancelled or postponed, the Company will issue a public announcement of such change in a manner that complies with the rules of the exchange where the Class B Common Stock is then listed.

Restricted Holders:
“Restricted Holder” means each of Lawrence J. Ellison, David F. Ellison, Gerald J. Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P., or any of their respective Affiliates, successors or transferees. No Warrant will be distributed to or for the account of any Restricted Holder. No Warrant will be exercisable by (or on behalf of) any Restricted Holder, and a transfer of a Warrant to a Restricted Holder will not entitle such Restricted Holder to exercise such Warrant. No Warrants will be distributed to, and no Warrant will be exercisable by, any direct or indirect subsidiary of the Company that holds shares of Class B Common Stock as of the Record Date.
No Fractional Warrants:
The Warrant Agent is not required to effect any transaction that would result in the issuance of a fraction of a Warrant. Because Warrants will be issued on a one-for-one basis with shares of Class B Common Stock, a stockholder who holds a fractional share of Class B Common Stock as of the Record Date would otherwise have been entitled to receive a fractional Warrant. In each such case, we will round down the total number of Warrants issued to the relevant stockholder to the nearest whole number, and no stockholder will receive a fractional Warrant or any cash payment in lieu thereof.
Record Date:
5:00 p.m., New York City time, on October 5, 2026.
Shares of Class B Common Stock Outstanding:
As of October 2, 2026, 1,093,020,754 shares of our Class B Common Stock were issued and outstanding, of which approximately 622 million shares were held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan, and the Master Trust, all of which would be excluded from the Warrant Distribution.
Shares of Class B Common Stock Outstanding Assuming Complete Exercise of the Warrants:
We will not issue any shares of Class B Common Stock directly in the Warrant Distribution. If all 471,300,000 Warrants registered hereby were exercised in full through Physical Settlement, we would have 1,564,320,754 shares of Class B Common Stock outstanding as of October 2, 2026 after giving effect to such exercises and prior to giving effect to the PIPE Transaction. The actual number of shares of Class B Common Stock issuable upon exercise may be lower to the extent Warrants are instead settled through Net Share Settlement (as defined herein). In addition, shares of Class B Common Stock held by the 401(k) Plan and the Master Trust will, in lieu of receiving Warrants in the Warrant Distribution, receive a number of shares to be determined following the Warrant Distribution.
Warrant Shares:
Each Warrant will be initially exercisable for one share of our Class B Common Stock (the “Number of Shares”), subject to certain adjustments described under “Description of the Warrants — Adjustments to the Warrants” and “Description of the Warrants — Exercise of Warrants upon a Designated Event.”
No Fractional Shares:
We will not issue fractional shares of Class B Common Stock upon the exercise of any Warrant. We will aggregate the number of shares of Class B Common Stock deliverable to the same beneficial owner of Warrants exercised on the same day. If a Warrantholder would otherwise be entitled to receive a fractional share of Class B Common Stock upon exercise of its Warrants, we will pay such Warrantholder cash in lieu of the fractional share, based on the closing sale price of the Class B Common Stock on the exercise date (if the exercise is settled through Physical Settlement) or on the last Trading Day of the related Calculation Period (as defined herein) (if the exercise is settled through Net Share Settlement).
Exercise Price:
Initially, $12.00 per share of Class B Common Stock for which a Warrant is exercisable.
Physical Settlement:
If any exercised Warrant is settled through Physical Settlement (as defined herein), the Exercise Price will be payable in cash with respect to such Warrant.
If Physical Settlement applies, shares of Class B Common Stock issuable upon exercise of Warrants will be delivered to the applicable Warrantholder on the second Scheduled Trading Day following the exercise date.
Net Share Settlement:
If Net Share Settlement applies to the exercise of a Warrant (as described under “Maintenance of Registration Statement” below), no cash Exercise Price will be payable, and the number of shares of Class B Common Stock issuable upon such exercise will equal the sum of the Daily Settlement Amounts (as defined in “Description of the Warrants — Certain Definitions”) for each of the thirty (30) consecutive Trading Days during the related Calculation Period for such Warrant, together with cash in lieu of any fractional shares.
If Net Share Settlement applies, shares of Class B Common Stock issuable upon exercise of Warrants will be delivered to the applicable Warrantholder on the second Scheduled Trading Day following the end of the applicable Calculation Period.
Net Share Settlement will not be permitted unless the Common Stock Shelf Registration Statement is not effective, or the Class B Common Stock is not qualified for sale or exempt from qualification under applicable state securities laws.
Designated Event:
In connection with a “Designated Event,” we may be required to increase the number of shares of Class B Common Stock to which a Warrantholder is entitled with respect to such exercised Warrants as described in this prospectus supplement. See “Description of the Warrants — Exercise of Warrants upon a Designated Event.”
Issuance of Class B Common Stock Upon Exercise of Warrants for holders of record through direct registration:
If you are a holder of record of any Warrants and you exercise such Warrants to purchase shares of Class B Common Stock, our transfer agent will issue a direct registration account statement representing those shares of Class B Common Stock to you on the second Scheduled Trading Day immediately following the exercise date (if the exercise is settled through Physical Settlement) or the second Scheduled Trading Day immediately following the end of the applicable Calculation Period (if the exercise is settled through Net Share Settlement). If your Warrants are held through a broker, dealer, custodian bank or other nominee and you exercise such Warrants, your account at your nominee will be credited with those shares as soon as practicable following settlement of your exercise, subject to the procedures of such broker, dealer, custodian bank or other nominee.
Exercise Period:
Subject to applicable laws and regulations, the Warrants may be exercised by the applicable Warrantholders at any time starting on the Issue Date until 5:00 p.m., New York City time, on the Expiration Date.
Expiration Date:
The Warrants can be exercised at any time prior to the earlier of (i) 5:00 p.m., New York City time, on the date that is the ten (10) year anniversary of the Issue Date, which is expected to be October 13, 2036 (the “Scheduled Expiration Date”) or (ii) if the Early Expiration Price Condition (as defined in “Description of the Warrants — Early Expiration”) is satisfied and we have designated an earlier expiration date, 5:00 p.m., New York City time, on such designated early expiration date (the “Early Expiration Date” and such date that is the earlier of the Scheduled Expiration Date and the Early Expiration Date, the “Expiration Date”). Any Warrants that are not exercised prior to the Expiration Date will expire unexercised and worthless. We do not have the ability to extend the Scheduled Expiration Date.
Early Expiration:
Beginning on the first Trading Day (as defined in “Description of the Warrants — Certain Definitions”) immediately following the third anniversary of the Issue Date, if, during any period of thirty (30) consecutive Trading Days, the closing sale price of our Class B Common Stock equals or exceeds the Early Expiration Trigger Price on at least twenty (20) Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which we send the notice to designate an Early Expiration Date, we will have the right, but not the obligation, to designate a Business Day as an Early Expiration Date by issuing a press release, which will be made available on our website, announcing our election and specifying the Early Expiration Date (the “Early Expiration Notice”). The Early Expiration Date must be no fewer than 20 and no more than 45 Scheduled Trading Days after the date of the Early Expiration Notice.
The “Early Expiration Trigger Price” is initially equal to $30.00, subject to adjustment concurrently with any adjustment to the Exercise Price as described under “Description of the Warrants — Adjustments to the Warrants.”
If we designate an Early Expiration Date, Warrantholders may exercise their Warrants until 5:00 p.m., New York City time, on the Early Expiration Date specified in the Early Expiration Notice.
Form, Transfer and Exchange:
Indirect “street name” Warrantholders should contact their broker, bank or other intermediary for information on how to transfer or exercise Warrants. The deadlines of such intermediaries or of the DTC may be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement. Record Warrantholders should contact the Warrant Agent for information on how to transfer or exercise Warrants. The deadlines established by the Warrant Agent may also be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement.

Exercise Price and Number of Shares Adjustments:
The Exercise Price and Number of Shares are subject to certain adjustments for certain events including: (i) stock dividends, splits and combinations; (ii) rights issues; (iii) other distributions and spin-offs; (iv) cash dividends or distributions in excess of a specified quarterly threshold amount; and (v) tender or exchange offers. In addition, we may, subject to applicable law and stock exchange rules, voluntarily decrease the Exercise Price or increase the Number of Shares issuable upon exercise of the Warrants. Any such change must be approved by our Board of Directors, will remain in effect for at least twenty (20) Business Days and will be irrevocable during that period. If a Designated Event (as defined in “Description of the Warrants — Certain Definitions”) occurs, the Number of Shares deliverable upon exercise of Warrants exercised in connection with such Designated Event may be increased as described under “Description of the Warrants — Exercise of Warrants upon a Designated Event.”
Use of Proceeds:
To the extent Warrants are exercised and settled through Physical Settlement, we will receive cash proceeds equal to the Exercise Price multiplied by the number of Warrants so exercised. Assuming all Warrants distributed are fully exercised through Physical Settlement at the Exercise Price, we would receive proceeds of approximately $5.7 billion in the aggregate, after deducting estimated commissions and estimated offering expenses. We will not receive any cash proceeds to the extent Warrants are instead settled through Net Share Settlement. We cannot assure you that any of the Warrants will be exercised for Physical Settlement or that, if any Warrants are exercised, we will use the resulting proceeds in a way with which you agree. We intend to use the proceeds from Physical Settlement of Warrants that are exercised, if any, for general corporate purposes. See “Risk Factors — We have broad discretion in the use of any net proceeds from Physical Settlement of Warrants that are exercised and may not use them effectively.”
Absence of a Public Market:
The Warrants are new securities and there is no established trading market for the Warrants. Accordingly, there can be no assurances as to the development or liquidity of any market for the Warrants. The Warrants are expected to be listed for trading on the NYSE under the ticker “SKYDW”. There can be no assurance that any such market will be available for trading of the Warrants.
Listing of Shares of Class B Common Stock:
Shares of our Class B Common Stock trade on Nasdaq under the symbol “PSKY”. On September 25, 2026 we announced that we intend to transfer the listing of our Class B Common Stock to the NYSE. We expect that the listing and trading of our Class B Common Stock on Nasdaq will end at market close on or about October 5, 2026, and that trading will begin on the NYSE at market open on or about October 6, 2026. Additionally, in connection with the listing of our Class B Common Stock on the NYSE on or about October 6, 2026, we intend to change the ticker symbol for our Class B Common Stock from “PSKY” to “SKYD.”

Maintenance of Registration Statement:
We will use our commercially reasonable efforts to keep a Common Stock Shelf Registration Statement (as defined herein) effective, subject to certain exceptions, covering the issuance of the Class B Common Stock issuable upon exercise of the Warrants through Physical Settlement. If the Common Stock Shelf Registration Statement is not effective, or if the Class B Common Stock is not qualified for sale or exempt from qualification under applicable state securities laws, at any time or from time to time, the right to exercise and settle Warrants through Physical Settlement will be automatically suspended and Net Share Settlement will instead apply to any such exercise until such Common Stock Shelf Registration Statement becomes effective again (and the Class B Common Stock is qualified for sale or exempt from such qualification).
No Rights as a Stockholder:
Warrantholders will not have any rights as a stockholder with respect to the shares of Class B Common Stock issuable upon exercise of the Warrants prior to the time such Warrants are validly exercised, and the Exercise Price is paid (unless Net Share Settlement applies) and will not participate in any dividends payable on shares of Class B Common Stock.
Governing Law:
The Warrants and the Warrant Agreement under which they will be issued will be governed by the laws of the State of New York.
Warrant Agent:
Equiniti Trust Company, LLC
Risk Factors:
You should carefully read the section entitled “Risk Factors” on page S-8 of this prospectus supplement and on page ii of the accompanying prospectus.
U.S. Federal Income Tax Consequences:
You should carefully read the section entitled “Certain U.S. Federal Income Tax Consequences” on page S-36 of this prospectus supplement, and consult your tax advisors on tax treatment of the Warrant Distribution, the Warrants and the shares of our Class B Common Stock received upon exercise of the Warrants.

RISK FACTORS
Investing in our securities involves significant risks. Our business, operations, and financial results are subject to various risks and uncertainties that could materially adversely affect our business, results of operations, financial condition, and the trading price of our Class B Common Stock and other securities. Please see the risk factors below and under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement, including those described under “Cautionary Note Concerning Forward-Looking Statements,” and the accompanying prospectus. The risks and uncertainties we have described may not be the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
The price of the Warrants may be negatively impacted by demand and supply imbalances following their distribution.
The Warrants will be distributed all at once, which could lead to demand and supply imbalances and negatively impact the trading price of the Warrants, particularly if there is little or no market demand for the Warrants once trading begins.
An active public market for the Warrants may not develop, which would adversely affect the liquidity and market price of the Warrants.
Prior to the Warrant Distribution, there has been no existing trading market for the Warrants and no initial sale price has been established. After we issue the Warrants and they start to trade on the NYSE, they will be subject to trading dynamics over which we will have no control. An active and orderly trading market for the Warrants may never develop or, if it develops, it may not be sustained. The trading market for the Warrants may lack adequate size, liquidity or price transparency or may have an unusually high bid-ask spread. You may be unable to sell your Warrants at a price that is favorable to you.
The trading price for the Warrants may bear little or no relationship to traditional valuation methods, or to the market price of our Class B Common Stock, and therefore the trading price of the Warrants may fluctuate significantly following their issuance.
The trading price of the Warrants may have little or no relationship to, and may be significantly lower, or at times higher, than the price that would otherwise be established using traditional indicators of value, such as our future prospects and those of our industry in general; future potential revenues, earnings, cash flows, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. If recipients of Warrants in the Warrant Distribution do not intend to hold Warrants, they may sell the Warrants following receipt of the Warrant Distribution, which may create downward pressure on the trading price of the Warrants.
Hedging arrangements relating to the Warrants may affect the value and volatility of our Class B Common Stock or other securities of ours.
In order to hedge their financial positions, Warrantholders may enter into hedging transactions with respect to our Class B Common Stock or other securities of ours, may unwind or adjust hedging transactions and may purchase or sell large blocks of our Class B Common Stock or other securities of ours in one or more market transactions, including in secondary market transactions. The effect, if any, of these activities on the trading price of our Class B Common Stock or such other securities will depend in part on market conditions and cannot be known in advance, but any of these activities could adversely affect the value and price volatility of our Class B Common Stock or such other securities.
Exercising the Warrants is a risky investment and you may not be able to recover the value of your investment in the Class B Common Stock received upon exercise of the Warrants for Physical Settlement. You should be prepared to sustain a loss of the Exercise Price of your Warrants if you exercise Warrants for Physical Settlement.
As of October 2, 2026, the last reported price of our Class B Common Stock on Nasdaq was $9.50 per share. In order for you to recover the value of your investment in the shares of Class B Common Stock received upon exercise of a Warrant at the Exercise Price for Physical Settlement, the aggregate value of Class B Common Stock so received per Warrant must be more than the Exercise Price of such Warrant, which is initially $12.00 per share. If the value of the shares of Class B Common Stock you receive upon exercise of a Warrant for Physical Settlement is lower than the amount you pay to exercise such Warrant, you could sustain a financial or other loss from exercising such Warrant. We cannot assure you that the value of our Class B Common Stock receivable upon exercise of a Warrant for Physical Settlement will not fluctuate or decline significantly below the Exercise Price in the future, in which case you could incur substantial losses.
You may lose some or all of your financial investment after exercising a Warrant.
You may incur a financial or other loss upon or subsequent to the exercise of a Warrant due to a drop in our stock price, or by a failure to timely deliver Warrant shares as of any particular date after exercise, or for other reasons. If the market value of our Class B Common Stock declines, you may be unable to resell your shares at or above the price at which you acquired them through the exercise of Warrants for Physical Settlement. We cannot assure you that the price of our Class B Common Stock will not fluctuate or decline significantly below your exercise price for exercise of Warrants for Physical Settlement in the future, in which case you could incur substantial losses.
If your Warrant is settled through Net Share Settlement, and the Daily VWAP of our Class B Common Stock is at or below the Exercise Price on some or all of the Trading Days in the applicable Calculation Period, this will reduce, and could eliminate, the number of shares of Class B Common Stock you receive upon exercise.
The Net Share Amount deliverable upon exercise of a Warrant settled through Net Share Settlement is calculated as the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days in the applicable Calculation Period, with each Daily Settlement Amount determined based on the Daily VWAP of the Class B Common Stock relative to the Exercise Price on the applicable Trading Day. While the Net Share Amount will never be less than zero, a decline in the Daily VWAP of our Class B Common Stock to or below the Exercise Price on some or all of the Trading Days in the applicable Calculation Period will reduce, and could eliminate, the number of shares of Class B Common Stock you receive upon exercise.
Speculation in our publicly traded Class B Common Stock or the Warrants may result in extreme price volatility.
Our stockholders or Warrantholders or outside investors may speculate on the direction of movements in the price of our Class B Common Stock or Warrants. Speculation in the price of our Class B Common Stock or Warrants may involve long and short exposures. Sudden changes in demand or supply for our Class B Common Stock or Warrants due to speculation or other reasons may create trading anomalies that add volatility to the trading price of these securities. The volatility or direction of our stock price or Warrant price may be unrelated or disproportionate to our operating results, which could cause significant losses to your investments.
Concentration in the ownership of our Class B Common Stock reduces the public float of our Class B Common Stock and could adversely affect the liquidity and trading price of our Class B Common Stock.
Following the completion of the Acquisition and the issuance in connection therewith of shares of our Class B Common Stock pursuant to the subscription agreements entered into on February 27, 2026, for a private placement investment in our Class B Common Stock (the “PIPE Transaction”), it is anticipated that the participants in the PIPE Transaction (excluding affiliates of the Ellisons and RedBird) will receive approximately 40% to 43% of the outstanding shares of our Class B Common Stock as a result of the PIPE Transaction. The shares of Class B Common Stock issued in the PIPE Transaction will represent, in the aggregate, 73% to 78% of the shares of our Class B Common Stock outstanding after giving effect to the PIPE Transaction. The shares of Class B Common Stock issued in the PIPE Transaction will be deemed to be “restricted securities,” within the meaning of Rule 144 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), that will initially be subject to a holding period pursuant to Rule 144. The participants in the PIPE Transaction will enter into a registration rights agreement that entitles them to certain demand, piggyback and resale registration rights. Certain participants will also enter into lock-ups that prohibit transfers of shares acquired in the PIPE Transaction for a period of 180 days without the prior consent of the Company, subject to certain carveouts. Such shares may be sold in the public market only if registered or if they qualify for an exemption from registration, including the exemptions pursuant to Rule 144. Consequently, the public float for our Class B Common Stock is smaller than it would be if the ownership of our Class B Common Stock were less concentrated. If we do not increase our public float following the Acquisition, our Class B Common Stock may be less liquid than the shares of companies with broader public ownership, which could increase the volatility and adversely affect the trading price of our Class B Common Stock. While the exercise of Warrants would increase the total number of shares of Class B Common Stock outstanding, the exercise of Warrants may not meaningfully increase the public float of our Class B Common Stock.
The Warrants will be exercisable solely for shares of our Class B Common Stock, which have no voting rights, and as a result, Warrantholders who exercise their Warrants will not have any ability to influence stockholder decisions.
Each Warrant will entitle the Warrantholder to purchase shares of our Class B Common Stock upon exercise. Holders of our Class B Common Stock do not have any voting rights, except as required by applicable law. All matters submitted to our stockholders are decided solely by the vote of holders of our Class A Common Stock, of which Harbor Lights Entertainment, Inc. (f/k/a National Amusements, Inc.) and its applicable subsidiaries hold 100% (which is not expected to be listed for trading on a stock exchange). Entities controlled by the Ellison family hold approximately 77.5% of our Class A Common Stock indirectly through their collective approximate 77.5% ownership interest in Harbor Lights Entertainment, Inc. As a result, if you exercise your Warrants, you will receive shares of our Class B Common Stock that carry no voting rights, and you will not have any ability to influence the outcome of any matter submitted to a vote of our stockholders. This concentrated control may result in our Board of Directors and/or holders of our Class A Common Stock taking actions that holders of our Class B Common Stock, including former Warrantholders who have exercised their Warrants, do not view as beneficial. For more information, see the section entitled “Description of Class B Common Stock” beginning on page S-35 of this prospectus supplement.
We may designate an Early Expiration Date for the Warrants beginning on the third anniversary of the Issue Date if certain stock price conditions are satisfied, which could shorten the period during which you may exercise your Warrants.
Beginning on the third anniversary of the Issue Date, if the Early Expiration Price Condition is satisfied, we may, in our sole discretion, designate an Early Expiration Date for the Warrants that is earlier than the Scheduled Expiration Date. As a result, you may have less time to decide whether to exercise your Warrants than if the Warrants remained outstanding until the Scheduled Expiration Date. This could require you to make investment decisions regarding the exercise of your Warrants earlier than you may otherwise have chosen, which could adversely affect the value of your Warrants.
The settlement process for shares of Class B Common Stock issuable upon exercise of the Warrants is outside of our control and may cause you to lose the value of your investment.
The settlement process with respect to exercised Warrants refers to the time between exercise of a Warrant and when the issued Class B Common Stock is delivered to your account. The settlement process is conducted by outside parties and broker-dealers and is therefore outside of our control.
Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the standard settlement cycle for most broker-dealer transactions is one business day, unless the parties to any such trade expressly agree otherwise. We understand that under existing financial industry practices, delivery of the shares of Class B Common Stock upon exercise of Warrants will likely not occur within one business day, and delivery may take several business days. You could experience a significant loss of your investment in exercising Warrants if the settlement process takes longer than anticipated or fails to settle.
The issuance of Class B Common Stock upon the exercise of the Warrants may depress our stock price.
Subject to the adjustment provisions of the Warrant Agreement, if all Warrants registered hereby are exercised through Physical Settlement, we would issue 471,300,000 shares of Class B Common Stock, which would be an approximately 43% increase from our number of shares of Class B Common Stock outstanding as of October 2, 2026. The issuance of such additional shares of Class B Common Stock upon exercise of the Warrants, and the resale of such shares on the open market after their issuance, or the perception that such sales could occur, could result in significant downward pressure on our stock price. In addition, the price of our Class B Common Stock could be adversely affected by possible sales, including short sales, of our Class B Common Stock by investors in our Warrants and other securities who engage in hedging and arbitrage activities.
The exercise of Warrants and future issuances of Class B Common Stock may dilute your ownership of our Class B Common Stock.
Upon exercise of a Warrant, we will deliver shares of Class B Common Stock, which will increase the number of outstanding shares of Class B Common Stock. Although the Warrants will be distributed at no charge and pro rata to holders of Class B Common Stock (other than shares held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust), holders who do not exercise their Warrants, or who sell or otherwise transfer their Warrants before exercising, will have their proportionate ownership of Class B Common Stock reduced as other holders exercise. You may experience further dilution, subject to certain anti-dilution adjustments described in this prospectus supplement, when we issue additional shares of Class B Common Stock, or securities convertible into or exercisable for Class B Common Stock, in future equity offerings or under our employee and director compensation plans (including resulting from adjustments in connection with the Warrant Distribution to our long-term incentive plan or the awards outstanding under our equity plans).
In general, Warrantholders will not be entitled to any of the rights of holders of our Class B Common Stock until and unless they acquire our Class B Common Stock.
In general, Warrantholders will not be entitled to any rights with respect to our Class B Common Stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our Class B Common Stock, but Warrantholders will be subject to all changes affecting our Class B Common Stock.
In general, you will have rights with respect to our Class B Common Stock only if you receive our Class B Common Stock upon exercising the Warrants and only as of the date when you become a record owner of the shares of our Class B Common Stock upon such exercise. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be the owner of the shares of our Class B Common Stock due upon exercise of your Warrants, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Class B Common Stock. However, there may be circumstances in which Warrantholders participate, at the same time and upon the same terms as holders of our Class B Common Stock, without having to exercise their Warrants, as if they held, for each Warrant, a number of shares of our Class B Common Stock deliverable upon exercise of such Warrant, as described under “Description of the Warrants — Adjustments to the Warrants” below.
The Warrants will not participate in any dividends prior to the exercise thereof, and we may reduce, suspend or discontinue such dividend at any time such that any return on an investment in our Class B Common Stock upon exercise of the Warrants will depend in part on the market price of our Class B Common Stock.
Since August 7, 2025, we have declared five quarterly cash dividends of $0.05 per share on our Class A and Class B Common Stock and currently expect to continue to pay regular cash dividends to our stockholders. The Warrants will not participate in any dividends declared on our shares of Class B Common Stock. Additionally, although the Warrants will be adjusted for certain distributions on our Class B Common Stock as described herein, the Warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.05 per share of Class B Common Stock. Any determination to declare or pay dividends, including whether to continue paying our current quarterly dividend or to increase, reduce, suspend or discontinue it, would be made by our Board of Directors and would depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that our Board of Directors deems relevant. Accordingly, any return on your investment will depend not only on any dividends that may be paid but also on changes in the market price of our Class B Common Stock.

We have broad discretion in the use of any net proceeds from Physical Settlement of Warrants that are exercised and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds, if any, from Physical Settlement of the Warrants, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of any net proceeds from Physical Settlement of Warrants that are exercised, their ultimate use may vary substantially from their currently intended use. Pending their use, we intend to invest any net proceeds from Physical Settlement of Warrants that are exercised in short-term, investment-grade, interest-bearing securities or accounts. Our management might not apply any such net proceeds in ways that ultimately increase the value of your investment. We intend to use any net proceeds from Physical Settlement of Warrants that are exercised, if any, for general corporate purposes. If we do not invest or apply the net proceeds from any Physical Settlement of Warrants that are exercised in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The Warrants do not automatically exercise, and any Warrant you do not exercise prior to the Expiration Date will lose all financial value.
Your Warrants do not automatically exercise, even if the value of our Class B Common Stock receivable upon exercise of a Warrant exceeds the Exercise Price. You are entitled to exercise the full number of Warrants you hold or any portion thereof. Any Warrants held by you that are not exercised (including due to your failure to pay the Exercise Price when due) during the Exercise Period will expire unexercised, meaning the Warrants will no longer exist, and you will also not receive any shares of our Class B Common Stock or other value in connection with such Warrants.
Future sales or other dilution of our equity may adversely affect the market price of our Class B Common Stock.
The Warrant Agreement will not restrict us from issuing additional shares of Class B Common Stock to the public or under our employee and director compensation plans. We regularly evaluate opportunities to access capital markets, taking into account our capital needs, financial condition, strategic plans and other relevant considerations. The issuance of additional shares of Class B Common Stock or common equivalent securities in future equity offerings will dilute the ownership interest of our existing Class B Common Stockholders and may depress the trading value of the Warrants or our Class B Common Stock and there may not be any adjustment to the Exercise Price of, and the Number of Shares for, the Warrants in connection with such issuances. There can be no assurances that we will not in the future determine that it is advisable or necessary to issue additional shares of Class B Common Stock or other securities convertible into or exercisable for shares of Class B Common Stock to fund our business needs. We also expect to continue to use equity and stock options to compensate our employees and directors and others. The market price of our Class B Common Stock and the Warrants could decline significantly as a result of such offerings or issuances, or the perception that such offerings or issuances could occur.
Our Common Stock Shelf Registration Statement covering the issuance of Class B Common Stock issuable upon exercise of the Warrants through Physical Settlement may not be available at all times.
We will use our commercially reasonable efforts to keep a Common Stock Shelf Registration Statement effective, subject to certain exceptions, covering the issuance of the Class B Common Stock issuable upon the exercise of the Warrants through Physical Settlement; however, we are not prohibited from suspending the use of such registration statement and can suspend it at any time at our discretion as described in this prospectus supplement under the heading “Description of the Warrants — Registration and Suspension.” If the Common Stock Shelf Registration Statement is not effective, or the Class B Common Stock is not qualified for sale or exempt from qualification under applicable state securities laws, at any time or from time to time, the right to exercise and settle Warrants through Physical Settlement will be automatically suspended and Net Share Settlement will instead apply until such registration statement becomes effective or such qualification or exemption becomes available, as applicable. Unlike Physical Settlement, Net Share Settlement does not require payment of the Exercise Price and will result in the delivery of fewer shares of Class B Common Stock (or, in certain circumstances, no shares of Class B Common Stock) than would otherwise be delivered through Physical Settlement.

We, rather than an independent calculation agent, will be responsible for making all calculations under the Warrant Agreement, which may create actual or perceived conflicts of interest.
Under the Warrant Agreement, we will be responsible for making the calculations necessary to determine the amount of Class B Common Stock or other consideration deliverable upon exercise or settlement of the Warrants, including calculations relating to the Exercise Date, Daily VWAP, Closing Sale Price, Exercise Price, Number of Shares, Net Share Amount and any additional shares deliverable in connection with a Designated Event. We are required to make these calculations in good faith and in a commercially reasonable manner, and, absent manifest error, our calculations will be final and binding on Warrantholders and the Warrant Agent, which will be entitled to rely on our calculations without independent verification. Because we are responsible for our own calculations, rather than an independent calculation agent, our interests may differ from those of Warrantholders, and actual or perceived conflicts of interest could arise in connection with our determinations.
The increase in the Number of Shares deliverable upon exercise of Warrants in connection with a Designated Event may not adequately compensate you for the lost option value of your Warrants.
If a Designated Event occurs and you elect to exercise your Warrants in connection with such Designated Event, we will increase the Number of Shares deliverable upon such exercise based on a table setting forth additional shares by reference to the applicable price of, and effective date for, such Designated Event, as described under “Description of the Warrants — Exercise of Warrants upon a Designated Event.” While the increase to the Number of Shares to which you are entitled with respect to such exercised Warrants is designed to compensate you for the lost option time value of your Warrants as a result of a Designated Event, it is only an approximation of such lost value and may not adequately compensate you for such loss. In addition, if the applicable price for a Designated Event is greater than or less than the applicable thresholds set forth in that table, no additional shares of Class B Common Stock will be delivered in connection with such Designated Event.
The Exercise Price and the Number of Shares may not be adjusted for all dilutive events.
The Exercise Price and the Number of Shares are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our Class B Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described below under “Description of the Warrants — Adjustments to the Warrants.” The Exercise Price and the Number of Shares will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our Class B Common Stock is acquired for cash or an issuance of Class B Common Stock for cash, in each case, that may adversely affect the market price of the Warrants or our Class B Common Stock except under limited circumstances as described under “Description of the Warrants — Exercise of Warrants upon a Designated Event.” Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to the Exercise Price or the Number of Shares.
Additionally, the Exercise Price of, and the Number of Shares for, the Warrants will not be adjusted for any regular quarterly cash dividends that are, in the aggregate, less than or equal to $0.05 per share of Class B Common Stock (subject to adjustment concurrently with any adjustment to the Exercise Price as described under “Description of the Warrants — Adjustments to the Warrants” and to account for any change in the frequency of our regular Cash dividend). The current quarterly cash dividend paid on our Class B Common Stock is $0.05 per share. Holders of our Class B Common Stock are only entitled to receive such dividends as our Board of Directors may declare, and our Board of Directors, in its sole discretion, may decide to increase the quarterly cash dividend on our Class B Common Stock at any time.
The Warrant Agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the Warrant Agent are limited.
The Warrant Agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and the Warrant Agent is not a trustee qualified under the TIA. Accordingly, Warrantholders will not have the benefits of the protections of the TIA. Under the terms of the Warrant Agreement, the Warrant Agent will have only limited obligations to the Warrantholders. Accordingly, it may in some circumstances be difficult for the Warrantholders, acting individually or collectively, to take actions to enforce their rights under the Warrants or the Warrant Agreement.
You may be subject to tax upon an adjustment to the Exercise Price or the Number of Shares even though you do not receive a corresponding cash distribution.
The Exercise Price and the Number of Shares are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder (as defined below), such deemed dividend generally will be subject to U.S. federal withholding tax, which may be set off against shares of our Class B Common Stock to be delivered upon exercise of Warrants. See “Certain U.S. Federal Income Tax Consequences” in this prospectus supplement.

USE OF PROCEEDS
To the extent Warrants are exercised and settled through Physical Settlement, we will receive cash proceeds equal to the Exercise Price multiplied by the number of Warrants so exercised. Assuming all Warrants to be issued are fully exercised through Physical Settlement at the Exercise Price, we would receive proceeds of approximately $5.7 billion in the aggregate, after deducting estimated commissions and estimated offering expenses. We will not receive any cash proceeds to the extent Warrants are instead settled through Net Share Settlement. We cannot assure you that any of the Warrants will be exercised or that, if any Warrants are exercised, we will use the resulting proceeds in a way with which you agree. We intend to use the net proceeds from Physical Settlement of Warrants that are exercised, if any, for general corporate purposes.

DESCRIPTION OF THE WARRANTS
On or about October 13, 2026, the Company will issue 471,300,000 Warrants as a distribution to holders of record of Class B Common Stock issued and outstanding on October 5, 2026 (the “Record Date”), other than shares held by or for the account of Restricted Holders (as defined below and including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust. The Warrants will be issued by the Company pursuant to a Warrant Agreement between the Company and Equiniti Trust Company, LLC, as Warrant Agent. The following description of the Warrants and the Warrant Agreement is only a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement (including the Form of Warrant Certificate attached thereto), which will be filed as an exhibit to our Current Report on Form 8-K, to be filed on October 13, 2026. The Warrants are expected to be listed for trading on the NYSE under the ticker symbol “SKYDW”.
Exercise Price and Number of Shares
Each Warrant will represent the right to purchase from us one share of Class B Common Stock (the “Number of Shares”) at an initial exercise price of $12.00 per share (the “Exercise Price”), payable in cash if the exercise is settled through Physical Settlement (as defined herein). If the exercise is instead settled through Net Share Settlement (as defined herein), no cash Exercise Price is payable and the number of shares of Class B Common Stock issuable upon exercise will be calculated in accordance with the formula set forth below under “— Settlement of Warrants.”
The Exercise Price and the Number of Shares are subject to certain adjustments described under “— Adjustments to the Warrants”.
Expiration
Unless the Company elects to designate an Early Expiration Date as described below under “— Early Expiration,” the Warrants will expire and cease to be exercisable at the Close of Business on the date that is the ten (10) year anniversary of the Issue Date, which is expected to be October 13, 2036 (the “Scheduled Expiration Date”). The Company does not have the ability to extend the Scheduled Expiration Date.
Early Expiration
Beginning on the first Trading Day immediately following the third anniversary of the Issue Date, upon the occurrence of any period of thirty (30) consecutive Trading Days (a “Reference Period”) that includes at least twenty (20) Qualifying Trading Days (whether or not consecutive, including the last Trading Day of such period), the first of which falls on or after the first Trading Day immediately following the third anniversary of the Issue Date and the last of which is the Trading Day immediately preceding the date on which the Company issues the Early Expiration Notice (the “Early Expiration Price Condition”), the Company may, but is not required to, elect to designate an Early Expiration Date.
To designate an Early Expiration Date, the Company will issue a press release, which will be made available on its website, and deliver a notice (the “Early Expiration Notice”) to holders of Warrants (“Warrantholders”), in each case designating a Business Day as the “Early Expiration Date.” The Early Expiration Date must be no fewer than 20 and no more than 45 Scheduled Trading Days after the date of the Early Expiration Notice, as designated by the Company. If the Company designates an Early Expiration Date, the Warrants will remain exercisable until the Close of Business on the Early Expiration Date specified in the Early Expiration Notice.
Subject to applicable laws and regulations and the terms of the Warrant Agreement, the Warrants may be exercised at any time starting on the Issue Date until the Close of Business on the applicable Expiration Date; provided that no Warrant is exercisable by (or on behalf of) any Restricted Holder (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan or the Master Trust.
Form and Transfer
The Company will issue the Warrants in uncertificated, direct registration form to registered holders of Class B Common Stock as of the Record Date, as reflected in the Company’s direct registration system for the

Class B Common Stock, other than shares held by or for the account of Restricted Holders (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust. Registration of ownership will be maintained by the Warrant Agent. If you are a holder of record of shares of Class B Common Stock as of the Record Date (other than a Restricted Holder (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan and the Master Trust), the Warrant Agent will issue a direct registration account statement representing those Warrants. For holders of shares of Class B Common Stock as of the Record Date that hold such shares through a broker, dealer, custodian bank or other nominee, the Warrants will be represented by one or more global warrants (each a “Global Warrant” and collectively, the “Global Warrants”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, which will be the holder of all the Warrants represented by such Global Warrants. Those Warrantholders who own beneficial interests in a Global Warrant will do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants.
The Warrant Agent will not be required to effect any registration of transfer or exchange that would result in any fraction of a Warrant. Because Warrants will be issued on a one-for-one basis with shares of Class B Common Stock, if a Warrantholder held a fractional share of Class B Common Stock as of the Record Date, the Company will round down the total number of Warrants issued to such Warrantholder to the nearest whole number, and no Warrantholder will receive a fractional Warrant or any cash payment in lieu thereof.
Record owners of Warrants may transfer Warrants through the process established by the Warrant Agent. Indirect, “street name” Warrantholders should contact their broker, bank or other intermediary for information on how to transfer Warrants. A transfer of a Warrant to a Restricted Holder (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan or the Master Trust will not entitle such Restricted Holder, subsidiary, or the 401(k) Plan or Master Trust to exercise such Warrant.
Exercise of the Warrants
The Warrants may be exercised, in whole or in part, at any time prior to the Close of Business on the Expiration Date in accordance with the terms of the Warrant Agreement. Any Warrants that are not exercised prior to the Expiration Date will expire unexercised and worthless. Record Warrantholders may exercise Warrants through the process established by the Warrant Agent. Any applicable taxes due that are payable by the Warrantholder must be paid in connection with the exercise of Warrants. Indirect, “street name” Warrantholders should contact their broker, bank or other intermediary for information on how to exercise Warrants. No Warrant may be exercised by (or on behalf of) any Restricted Holder (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan or the Master Trust, and any purported exercise of a Warrant by or on behalf of a Restricted Holder (including any of our wholly owned subsidiaries that own Class B Common Stock), the 401(k) Plan or the Master Trust, will be null and void.
If the Common Stock Shelf Registration Statement (as defined herein) is not effective, or the Class B Common Stock is not qualified for sale or exempt from qualification under applicable state securities laws, at any time or from time to time for a Warrant, the right to exercise and settle such Warrant through Physical Settlement will be automatically suspended and Net Share Settlement will instead apply to such exercise, as described under “— Registration and Suspension” and “— Settlement of Warrants” below.
Upon settlement of an exercise of Warrants, the Company will issue such whole number of Warrant Shares as the exercising Warrantholder is entitled to receive, together with cash in lieu of any fractional share as described below. If you are a Warrantholder of record of any Warrants and you exercise such Warrants to purchase shares of Class B Common Stock, the Company’s transfer agent will issue a direct registration account statement (or, at your election, deliver shares by electronic transfer or certificate) representing those shares of Class B Common Stock to you as soon as practicable after settlement of such exercise. If your Warrants are held through a broker, dealer, custodian bank or other nominee and you exercise such Warrants, your account at your nominee will be credited with those shares as soon as practicable following settlement of your exercise, subject to the procedures of such broker, dealer, custodian bank or other nominee.
Shares of Class B Common Stock issuable upon exercise of a Warrant settled through Physical Settlement will be delivered to the applicable Warrantholder on the second Scheduled Trading Day immediately following the exercise date. Shares of Class B Common Stock issuable upon exercise of a Warrant settled through Net Share Settlement will be delivered to the applicable Warrantholder on the second Scheduled Trading Day immediately following the end of the applicable Calculation Period.
The Company shall not be required to issue any fraction of a share of Class B Common Stock upon exercise of any Warrants. The Company will aggregate the number of shares of Class B Common Stock deliverable for Warrants exercised by the same ultimate beneficial owner of Warrants on the same day. If any fraction of a share of Class B Common Stock would, but for this provision, be deliverable upon the exercise of any Warrant or Warrants, the Company will pay the Warrantholder cash in lieu of such fractional share, based on the Closing Sale Price of the Class B Common Stock on the exercise date, if the exercise is settled through Physical Settlement, or on the last Trading Day of the related Calculation Period, if the exercise is settled through Net Share Settlement.
Amendment
The Warrant Agreement may be amended without the consent of any Warrantholder for certain purposes, including to add covenants for the benefit of Warrantholders, to add a guarantor or other security for the benefit of Warrantholders, to surrender any right or power conferred upon the Company, to provide for settlement upon exercise of Warrants following a Reorganization Event (as defined below), to provide for the assumption of the Company’s obligations in a merger, consolidation or similar transaction, to adjust the Exercise Price or the Number of Shares in the manner as described herein, to cure any ambiguity or correct or supplement any defective provision contained in the Warrant Agreement (provided that such amendment does not adversely affect the interests of Warrantholders in any material respect), or to add or modify other provisions that the Company may deem necessary or desirable and which will not adversely affect the interests of Warrantholders in any material respect. With the written consent of Warrantholders of a majority of the then-outstanding Warrants (or by resolution adopted at a duly called meeting of Warrantholders by Warrantholders of a majority of the Warrants represented at such meeting), the Company and the Warrant Agent may otherwise amend the Warrant Agreement or waive compliance with any provision. However, no amendment, modification or waiver may, without the written consent of each affected Warrantholder, change the Expiration Date, increase the Exercise Price or decrease the Number of Shares (except as otherwise permitted by the anti-dilution and Designated Event provisions described herein), impair the right to institute suit for enforcement of any payment or delivery due upon exercise and settlement of a Warrant, impair or adversely affect Warrantholders’ exercise rights (including the calculation or payment of the Net Share Amount, the number of shares of Class B Common Stock deliverable, or the Aggregate Exercise Price payable in connection with any Physical Settlement (each as defined below)), or reduce the percentage of Warrants required to amend the Warrant Agreement or waive any past default.
Registration and Suspension
The Company will agree in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Class B Common Stock to Warrantholders upon exercise of the Warrants through Physical Settlement (the “Common Stock Shelf Registration Statement”) to, subject to certain exceptions, (i) become effective as promptly as reasonably practicable after the Issue Date and (ii) remain effective and available for the registration of exercise of the Warrants at least until the earlier of (x) such time as all Warrants have been exercised and (y) the Close of Business on the Expiration Date. If the Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason, the right to exercise and settle Warrants through Physical Settlement will be automatically suspended, and Net Share Settlement will instead apply to any such exercise, until the Common Stock Shelf Registration Statement becomes effective. The Company will promptly provide notice by press release, with a copy to the Warrant Agent, of any such occurrence.
The Company may suspend the availability of the Common Stock Shelf Registration Statement from time to time if the Board of Directors determines that such suspension is necessary or desirable, as determined by the Board of Directors in its sole discretion, and the Company provides notice via press release (which shall be made available on the Company’s website) that such determination was made to the Warrant Agent and the

Warrantholders. During any such suspension, Net Share Settlement will apply to any exercise of Warrants that would otherwise be settled through Physical Settlement. In no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose should remain confidential.
Settlement of Warrants
Except as described below, upon the exercise of any Warrant at any time on or after the date on which the Common Stock Shelf Registration Statement is first declared effective (or otherwise becomes effective) until the Close of Business on the Expiration Date, if (i) the Common Stock Shelf Registration Statement is effective and available for the registration of exercise of the Warrants and (ii) the Class B Common Stock is qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which the Warrantholder resides, the Company will settle such exercise, conditioned upon receipt of an amount in Cash equal to the Aggregate Exercise Price, by delivering a number of shares of Class B Common Stock equal to the Number of Shares (“Physical Settlement”), on the second Scheduled Trading Day following the exercise date (the “Physical Settlement Date”). If the Common Stock Shelf Registration Statement is not effective, or the foregoing qualification or exemption is not available, at any time or from time to time for any reason, the right to exercise and settle a Warrant through Physical Settlement will be automatically suspended, and the Warrant will instead be settled, without any payment of the Exercise Price, by the Company delivering shares of Class B Common Stock as described below (“Net Share Settlement”).
For each Warrant exercised and settled through Net Share Settlement, on the second Scheduled Trading Day immediately following the end of the applicable Calculation Period (the “Net Share Settlement Date”), the Company will deliver to the applicable Warrantholder a number of shares of Class B Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to the sum of the Daily Settlement Amounts for each of the thirty (30) consecutive Trading Days during the related Calculation Period, together with Cash in respect of any fractional shares of Class B Common Stock as described below.
Net Share Settlement will not be permitted unless the Common Stock Shelf Registration Statement is not effective, or the Class B Common Stock is not qualified for sale or exempt from qualification under applicable state securities laws.
Adjustments to the Warrants
Each of the Exercise Price and the Number of Shares will be adjusted from time to time as follows; provided that any adjustment will be made only to the extent it would not cause a Warrantholder and its Affiliates, collectively, to violate any applicable law, regulation or rule of any governmental authority or self-regulatory organization, as determined by such Warrantholder in good faith.
(a)   Stock Dividends, Splits and Combinations.   If the Company issues solely shares of Class B Common Stock as a dividend or distribution on all or substantially all of its shares of Class B Common Stock, or if the Company effects a stock split or a stock combination of the Class B Common Stock (in each case excluding an issuance solely pursuant to a Reorganization Event as to which “— Reorganization Event” below will apply), then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below):
where:
EP0	=
the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such stock split or stock combination, as applicable;

EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date or effective date, as applicable;
OS0	=
the number of shares of Class B Common Stock outstanding immediately before the Open of Business on such Ex-Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Class B Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this clause (a) is declared or announced, but not so paid or made, then each of the Exercise Price and the Number of Shares of each Warrant will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Exercise Price and the Number of Shares, respectively, that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(b)   Rights, Options and Warrants.   If the Company distributes, to all or substantially all holders of Class B Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a shareholder rights plan, as to which clause (f) below will apply) entitling such holders for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Class B Common Stock, at a price per share less than the average of the Closing Sale Prices of Class B Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Exercise Price shall be decreased based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below):
where:
EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;
OS0	=	the number of shares of Class B Common Stock outstanding immediately before the Open of Business on such Ex-Date;
Y	=
a number of shares of Class B Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Closing Sale Prices of Class B Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; and

X	=	the total number of shares of Class B Common Stock issuable pursuant to such options, rights or warrants.
To the extent such rights, options or warrants are not so distributed, each of the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class B Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto for such distribution been made on the basis of delivery of only the number of shares of Class B Common Stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this clause (b), in determining whether any rights, options or warrants entitle holders of Class B Common Stock to subscribe for or purchase shares of Class B Common Stock at a price per share that is less than the average of the Closing Sale Prices of Class B Common Stock for the applicable ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not Cash, to be determined by the Board of Directors in good faith and in a commercially reasonable manner.
(c)   Spin-Offs and Other Distributed Property.
(i)   Distributions Other than Spin-Offs.   If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Class B Common Stock, excluding:
(1)   dividends, distributions, rights, options or warrants for which an adjustment to the Exercise Price and the Number of Shares is required pursuant to clause (a) above or clause (b) above;
(2)   dividends or distributions paid exclusively in cash for which an adjustment to the Exercise Price and the Number of Shares is required pursuant to clause (d) below;
(3)   any rights issued pursuant to a shareholders’ rights plan adopted by the Company, other than as described in clause (f) below;
(4)   any Spin-Offs (as defined herein) for which an adjustment to the Exercise Price and the Number of Shares is required pursuant to clause (c)(ii) below;
(5)   a distribution solely pursuant to a tender offer or exchange offer for shares of Class B Common Stock, as to which clause (e) below will apply; and
(6)   a distribution solely pursuant to a Reorganization Event (as defined herein), as to which “— Reorganization Event” below will apply, then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below):
where:
EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such distribution;
EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;
SP0	=	the average of the Closing Sale Prices of Class B Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Date; and
FMV	=
the fair market value (as determined by the Board of Directors in good faith and in a commercially reasonable manner), as of the Open of Business on such Ex-Date of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Class B Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP0, then, in lieu of the foregoing adjustment to the Exercise Price (and the corresponding adjustment to the Number of Shares pursuant to “— Adjustments to Number of Shares” below), references herein to the shares of Class B Common Stock for which each Warrant is exercisable shall be deemed to be references to such shares together with the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that would have been distributable in respect of such Class B Common Stock pursuant to such distribution and, accordingly, (i) the value of such distributed items shall be included in calculating Daily Settlement Amounts for purposes of Net Share Settlement and (ii) each Warrantholder will receive, upon exercise in respect of each Warrant, on the same terms as holders of Class B Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Warrantholder would have received in such distribution if such Warrantholder had owned, on such record date, a number of shares of Class B Common Stock equal to the number deliverable upon exercise of such Warrant.
To the extent such distribution is not so paid or made, each of the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the distribution, if any, actually made or paid.
(ii)   Spin-Offs.   If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Class B Common Stock (other than solely pursuant to (x) a Reorganization Event, as to which “— Reorganization Event” below will apply; or (y) a tender offer or exchange offer for shares of Class B Common Stock, as to which clause (e) below will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below):
where:
EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such Spin-Off;
EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;
MP0	=	the average of the Closing Sale Prices of the Class B Common Stock over the Valuation Period; and
FMV	=
the product of (x) the average of the Closing Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the first ten (10) consecutive Trading Day period beginning on, and including, such Ex-Date (the “Valuation Period”) (such average to be determined as if references to Class B Common Stock in the definitions of “Closing Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Class B Common Stock in such Spin-Off.

The adjustment to the Exercise Price and the Number of Shares pursuant to this clause (c)(ii) shall be made immediately as of the Close of Business on the last Trading Day of the Valuation Period, but will be given effect immediately after the Open of Business on the Ex-Date for the Spin-Off, with retroactive effect. If the Ex-Date for the Spin-Off is less than 10 Trading Days prior to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the end of the relevant Calculation Period, in the case of Net Share Settlement, in each case in respect of any exercise of Warrants, references within this clause (c)(ii) to 10 Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Class B Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for the Spin-Off to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the last Trading Day of the relevant Calculation Period, in the case of Net Share Settlement. For purposes of determining the Exercise Price, in respect of any exercise to be settled through Physical Settlement during the 10 Trading Days commencing on the Ex-Date for any Spin-Off, references within the portion of this clause (c)(ii) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, but excluding, the relevant Exercise Date.
To the extent any dividend or distribution of the type described in this clause (c)(ii) is declared but not made or paid, each of the Exercise Price and the Number of Shares will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid
(d)   Cash Dividends or Distributions.   If any Cash dividend or distribution is made to all, or substantially all, holders of Class B Common Stock, then the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below):
where:
EP0	=	the Exercise Price in effect immediately before the Open of Business on the Ex-Date for such dividend or distribution;
EP1	=	the Exercise Price in effect immediately after the Open of Business on such Ex-Date;
SP0	=	the Closing Sale Price of Class B Common Stock on the Trading Day immediately before such Ex-Date; and
C	=	the Cash amount distributed per share of Class B Common Stock in such dividend or distribution minus the Dividend Threshold Amount.
provided, however, that, if C is equal to or greater than SP0, then, in lieu of the foregoing adjustment to the Exercise Price and the Number of Shares, references herein to the shares of Class B Common Stock for which each Warrant is exercisable shall be deemed to be references to such shares together with the Cash that would have been distributable in respect of such Class B Common Stock pursuant to such distribution and, accordingly, (i) the value of such distributed Cash shall be included in calculating Daily Settlement Amounts for purposes of Net Share Settlement and (ii) each Warrantholder will receive, upon exercise in respect of each Warrant held by such Warrantholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Class B Common Stock, the amount of Cash that such Warrantholder would have received in such dividend or distribution if such Warrantholder had owned, on such record date, a number of shares of Class B Common Stock deliverable upon exercise of such Warrant settled through Physical Settlement or Net Share Settlement, as applicable, as of such record date.
To the extent such dividend or distribution is declared but not made or paid, each of the Exercise Price and the Number of Shares of each Warrant will be readjusted to the Exercise Price and the Number of Shares, respectively, that would then be in effect had the adjustment thereto been made on the basis of only the dividend or distribution, if any, actually made or paid.
(e)   Tender Offers or Exchange Offers.   If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Offer Expiration Time (as defined below) by the Board of Directors in good faith and in a commercially reasonable manner) of the Cash and other consideration paid per share of Class B Common Stock in such tender or exchange offer exceeds the average of the Closing Sale Prices of Class B Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) (such date, the “Offer Expiration Date”), the Exercise Price will be adjusted based on the following formula (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below):

EP0	=	the Exercise Price in effect immediately before the time such tender or exchange offer expires (the “Offer Expiration Time”);
EP1	=	the Exercise Price in effect immediately after the Offer Expiration Time;
SP1	=
the average of the Closing Sale Prices per share of Class B Common Stock over the ten (10) consecutive Trading Day period (the “Measurement Period”) beginning on, and including, the Trading Day immediately after the Offer Expiration Date;

OS0	=
the number of shares of Class B Common Stock outstanding immediately before the Offer Expiration Time (including all shares of Class B Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=
the aggregate value (determined as of the Offer Expiration Time by the Board of Directors in good faith and in a commercially reasonable manner) of all Cash and any other consideration paid for shares of Class B Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=
the number of shares of Class B Common Stock outstanding immediately after the Offer Expiration Time (excluding all shares of Class B Common Stock accepted for purchase or exchange in such tender offer or exchange offer).

provided, however, that the Exercise Price will in no event be adjusted up pursuant to this clause (e) and the Number of Shares will in no event be adjusted down in the corresponding adjustment as described under “— Adjustments to Number of Shares” below, in each case except to the extent provided in the last paragraph of this clause (e).
The adjustment to the Exercise Price and the Number of Shares of each Warrant pursuant to this clause (e) will be calculated as of the Close of Business on the last Trading Day of the Measurement Period, but will be given effect immediately after the Offer Expiration Time, with retroactive effect. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the end of the relevant Calculation Period, in the case of Net Share Settlement, in each case in respect of any exercise of Warrants, references within this clause (e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the average of the Closing Sale Prices of the Class B Common Stock in respect of that exercise, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Exercise Date, in the case of Physical Settlement, or the last Trading Day of the relevant Calculation Period, in the case of Net Share Settlement. For purposes of determining the Exercise Price, in respect of any exercise of Warrants to be settled through Physical Settlement during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this clause (e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, but excluding, the relevant Exercise Date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class B Common Stock in such tender or exchange offer are rescinded, each of the Exercise Price and Number of Shares of each Warrant will be readjusted to the Exercise Price and Number of Shares respectively, that would then be in effect had the adjustment thereto been made on the basis of only the purchases or exchanges of shares of Class B Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(f)   Shareholder Rights Plan.   If any shares of Class B Common Stock are to be issued upon exercise of any Warrant and, at the time of such exercise, the Company has in effect any stockholder rights plan, then the Warrantholder will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such exercise, the rights set forth in such stockholder rights plan, unless such rights have separated from the Class B Common Stock at such time, in which case, and only in such case, the Exercise Price will be adjusted pursuant to clause (c)(i) above (with a corresponding adjustment to the Number of Shares of each Warrant as described under “— Adjustments to Number of Shares” below) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in clause (c)(i) above to all holders of Class B Common Stock, subject to potential readjustment in accordance with the last paragraph of clause (c)(i) above.

(g)   Voluntary Adjustments.   Subject to applicable law and stock exchange rules, the Company may, but is not required to, temporarily reduce the Exercise Price or increase the Number of Shares issuable upon exercise of the Warrants if its Board of Directors determines that doing so is in the Company’s best interests or is advisable to avoid or reduce any income tax imposed on holders of Class B Common Stock or rights to purchase Class B Common Stock as a result of a dividend or distribution of Class B Common Stock (or rights to acquire Class B Common Stock) or a similar event. Any such reduction in the Exercise Price or increase in the Number of Shares must remain in effect for at least 20 Business Days and will be irrevocable during such period. The Company will notify each Warrantholder (with a copy to the Warrant Agent) no later than the first Business Day of such period, specifying the amount of the adjustment and the period during which it will remain in effect. Any such adjustment will become effective without the need to amend the Warrants or the related Warrant Certificates.
(h)   No Adjustments in Certain Cases.
(i)   Notwithstanding anything to the contrary in clauses (a) through (e), the Company is not required to adjust the Exercise Price or the Number of Shares of any Warrant for a transaction or other event otherwise requiring an adjustment pursuant to such clauses (other than a stock split or combination of the type set forth in clause (a) or a tender or exchange offer of the type set forth in clause (e)) if each Warrantholder participates, at the same time and on the same terms as holders of Class B Common Stock, and solely by virtue of being a Warrantholder, in such transaction or event without having to exercise such Warrantholder’s Warrants and as if such Warrantholder had owned, on the record date for such transaction or event, for each Warrant held by such Warrantholder, a number of shares of Class B Common Stock deliverable upon exercise of such Warrant settled through Physical Settlement or Net Share Settlement, as applicable, as of such record date.
(ii)   The Company will not be required to adjust the Exercise Price or the Number of Shares except as described herein. Without limiting the foregoing, the Company will not be required to adjust the Exercise Price or the Number of Shares:
(1)   except as otherwise described herein, upon the sale of shares of Class B Common Stock for a purchase price that is less than the market price per share of Class B Common Stock or less than the Exercise Price;
(2)   upon the issuance of any shares of Class B Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class B Common Stock under any such plan;
(3)   upon the issuance of any shares of Class B Common Stock or options or rights to purchase shares of Class B Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(4)   upon the issuance of any shares of Class B Common Stock pursuant to (a) any option, warrant, right or exercisable, exchangeable or convertible security of the Company not described in clause (2) above and outstanding as of the Issue Date or (b) the conversion of shares of Class A Common Stock; or
(5)   for a change in the par value of the Class B Common Stock.
(iii)   In no event will the Company take any action that would require it to adjust the Exercise Price or make a corresponding adjustment to the Number of Shares to the extent that the adjustment would reduce the Exercise Price below the par value per share of Class B Common Stock.
(iv)   No adjustment shall be made to the Exercise Price or the Number of Shares for any of the transactions described above if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate.
(v)   All calculations with respect to the Exercise Price and adjustments thereto will be made to the nearest cent (with half of one cent rounded upwards), and adjustments to the Number of Shares will be calculated to the nearest 1/10,000th of a share (with 5/100,000ths rounded upward). No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Shares, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that any adjustments that are less than 1% of the Exercise Price may be carried forward, at the election of the Company, and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Exercise Price; (ii) upon the Exercise Date of any Warrant, if Physical Settlement applies to such exercise, or on each Trading Day in the related Calculation Period, if Net Share Settlement applies to such exercise; (iii) annually, on October 13 of each year; and (iv) on the effective date of any Designated Event, in each case unless the adjustment has already been made.
(vi)   The Company will not take any action that would result in an adjustment without complying with NYSE Rule 312.03 (which requires stockholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Class B Common Stock may be listed, if applicable.
Adjustments to Number of Shares
If the Exercise Price is adjusted pursuant to the formulae set forth above in clauses (a) through (e) (excluding, for these purposes, any readjustment described in the text following such formulae), then, effective as of the same time at which such adjustment to the Exercise Price becomes effective, the Number of Shares will be adjusted to an amount equal to the product of (A) the Number of Shares in effect immediately before such adjustment and (B) the quotient obtained by dividing (x) the Exercise Price in effect immediately before such adjustment by (y) the Exercise Price in effect immediately after such adjustment, subject to readjustment to the extent the related Exercise Price adjustment is readjusted.
The Early Expiration Trigger Price is subject to proportional adjustment when the Exercise Price is adjusted or amended in accordance with the anti-dilution adjustments described above or as described under “— Voluntary Adjustments” above. In any such adjustment or amendment, the adjusted Early Expiration Trigger Price will equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Exercise Price as so adjusted or amended (as applicable) and the denominator of which is the Exercise Price in effect immediately prior to such adjustment or amendment (as applicable), all as determined by the Board of Directors.
Reorganization Event
In the event of (a) any recapitalization, reclassification or change of the Class B Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Class B Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities), (b) any consolidation, merger, combination or binding or statutory share exchange involving the Company, (c) any sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or (d) other similar event, in each case, as a result of which the Class B Common Stock is converted into, or exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Reorganization Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Class B Common Stock would be entitled to receive on account of such Reorganization Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Unit of Reference Property”), then, from and after the effective time of such Reorganization Event, the consideration due upon exercise of any Warrant will be determined in the same manner as if each reference to any number of shares of Class B Common Stock (including any reference to the Number of Shares), or in any related definitions, were instead a reference to the same number of Units of Reference Property. For these purposes, the Closing Sale Price of any Unit of Reference Property or portion thereof that does not consist of a class of securities will be the fair value of such Unit of Reference Property or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of Cash, the face amount thereof). If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Unit of Reference Property will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class B Common Stock, by the holders of Class B Common Stock. The Company will notify the Warrantholders of such weighted average as soon as practicable after such determination is made.
Following a Reorganization Event, if a Warrant is exercised through Physical Settlement and the applicable Unit of Reference Property includes, but does not consist entirely of, Cash, the Aggregate Exercise Price otherwise payable upon exercise will be reduced (but not below zero) by an amount of Cash equal to the product of (i) the Number of Shares and (ii) the lesser of (x) the Exercise Price on the applicable Exercise Date and (y) the amount of Cash included in such Unit of Reference Property. If the applicable Unit of Reference Property consists entirely of Cash, no payment of the Aggregate Exercise Price will be required to exercise the Warrant, and the Company will settle such exercise by paying Cash, on or before the tenth (10th) Business Day immediately following the applicable Exercise Date, equal to the product of (i) the Number of Shares and (ii) the excess, if any, of (x) the amount of Cash included in such Unit of Reference Property over (y) the Exercise Price.
Following a Reorganization Event, if a Warrant is exercised through Net Share Settlement, the Net Share Amount will consist of Units of Reference Property rather than shares of Class B Common Stock and will be determined using the value of a Unit of Reference Property in accordance with the Warrant Agreement. Cash will be paid in lieu of any fractional Unit of Reference Property. For these purposes, publicly traded equity securities included in a Unit of Reference Property will be valued in the same manner as Class B Common Stock under the Warrant Agreement, Cash will be valued at its face amount and any other property included in a Unit of Reference Property will be valued in good faith and in a commercially reasonable manner by the Board of Directors or a New York Stock Exchange member firm selected by the Board of Directors.
On or prior to the effective time of any Reorganization Event, the Company (or its successor or purchasing Person, as applicable) will execute an amendment to the Warrant Agreement providing for the Warrants to be exercisable for Units of Reference Property in accordance with the terms of the Warrant Agreement. If the applicable Reference Property includes securities or other property of a Person other than the successor or purchasing Person, the Company will use commercially reasonable efforts to cause such Person to become a party to such amendment. Any such amendment will provide for adjustments that are as nearly equivalent as practicable to the anti-dilution adjustments described above under “— Adjustments to the Warrants.” The Company will provide notice of such amendment to Warrantholders in accordance with the Warrant Agreement.
These Reorganization Event mechanics apply to successive Reorganization Events. If a Reorganization Event occurs, the Reorganization Event mechanics described above will apply in lieu of the other anti-dilution adjustments described above under “— Adjustments to the Warrants”. A Reorganization Event does not limit the rights of Warrantholders or the Company in connection with a Designated Event, including a Warrantholder’s right to receive an increase in the Number of Shares deliverable upon exercise of a Warrant in connection with a Designated Event as described under “— Exercise of Warrants upon a Designated Event.”
Assumption by Successor
The Company may, without the consent of the Warrantholders, consolidate with or merge into, or sell, lease or otherwise transfer, in one transaction or a series of related transactions, the consolidated assets of the Company and its Subsidiaries substantially as an entirety to a Qualified Successor Entity organized under the laws of the United States or any political subdivision thereof (a “Business Combination Event”), provided that (i) such Qualified Successor Entity expressly assumes all of the Company’s obligations under the Warrant Agreement and the Warrants and (ii) the Warrant Agent receives an officer’s certificate and an opinion of counsel stating that such Business Combination Event complies with the Warrant Agreement.
Upon any such assumption, the Qualified Successor Entity will succeed to, and be substituted for, the Company under the Warrant Agreement and the Warrants with the same effect as if it had originally been named as the Company. Thereafter, all references to the Company in the Warrant Agreement and the Warrants will be deemed to refer to such Qualified Successor Entity, which may issue Warrants in accordance with the terms of the Warrant Agreement.
Exercise of Warrants upon a Designated Event
If a Designated Event occurs prior to the Expiration Date and a Warrantholder elects to exercise Warrants in connection with such Designated Event, we will, under the circumstances described below, increase the number of shares to which the Warrantholder is entitled with respect to such exercised Warrants as described below. An exercise of a Warrant will be deemed to be “in connection with” a Designated Event if the Exercise Date for such Warrant falls during the period commencing on the effective date of the relevant Designated Event (the “effective date”) and ending on the 35th Scheduled Trading Day following the effective date for such Designated Event. We will notify Warrantholders of the effective date of any Designated Event and issue a press release announcing such effective date no later than five Business Days after such effective date. We also will use commercially reasonable efforts to give notice to Warrantholders of the anticipated effective date for a Designated Event (and issue a press release announcing same) not less than five Scheduled Trading Days prior to the anticipated effective date to the extent reasonably practicable under the circumstances.
The number of additional shares to which a Warrantholder will be entitled on exercise of Warrants in connection with any Designated Event will be determined by reference to the table below and will be based on the effective date of, and the applicable price for, such Designated Event. “Applicable price” means, for any Designated Event, (i) if the consideration paid to holders of our Class B Common Stock in connection with such Designated Event consists exclusively of cash, the amount of such cash per share of our Class B Common Stock, and (ii) in all other cases, the average of the last reported sale prices of our Class B Common Stock for the 10 consecutive trading days immediately preceding the effective date of such Designated Event.
The applicable prices set forth in the first row of the table below (i.e., the column headers) will be adjusted at the same time and in the same manner as the Exercise Price of the Warrants is adjusted as described under “— Adjustments to the Warrants.” The numbers of additional shares of Class B Common Stock set forth in the table below shall be adjusted at the same time and in the same manner as the Number of Shares is adjusted as described under “— Adjustments to the Warrants.”
The following table sets forth the number of additional shares to be received per Warrant for given applicable prices and effective dates assuming an Issue Date of October 13, 2026:
	Applicable Prices
Effective Date September 28	$2.00	$4.00	$6.00	$8.00	$10.00	$12.00	$15.00	$20.00	$30.00	$40.00
2026	0.0100	0.1300	0.2433	0.3300	0.3960	0.4475	0.3080	0.1815	0.0777	0.0390
2027	0.0100	0.1200	0.2300	0.3138	0.3790	0.4308	0.2907	0.1645	0.0633	0.0285
2028	0.0100	0.1075	0.2117	0.2963	0.3610	0.4125	0.2720	0.1425	0.0427	0.0145
2029	0.0100	0.0925	0.1917	0.2750	0.3430	0.3967	0.2580	0.1265	0.0000	0.0000
2030	0.0050	0.0775	0.1683	0.2513	0.3210	0.3775	0.2433	0.1185	0.0000	0.0000
2031	0.0050	0.0625	0.1433	0.2238	0.2940	0.3533	0.2253	0.1085	0.0000	0.0000
2032	0.0050	0.0425	0.1133	0.1900	0.2620	0.3242	0.2020	0.0955	0.0000	0.0000
2033	0.0000	0.0250	0.0817	0.1500	0.2210	0.2875	0.1727	0.0785	0.0000	0.0000
2034	0.0000	0.0100	0.0450	0.1025	0.1710	0.2392	0.1327	0.0560	0.0000	0.0000
2035	0.0000	0.0000	0.0100	0.0438	0.1000	0.1700	0.0780	0.0270	0.0000	0.0000
2036	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If the exact applicable price and/or effective date are not set forth in the table above, then:
(i)
if the actual applicable price is between two applicable prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower applicable prices and/or the earlier and later effective dates in the table, based on a 365-day year, as applicable;
(ii)
if the actual applicable price is in excess of $40.00 per share, subject to adjustment as set forth under “— Adjustments to the Warrants,” no additional shares will be delivered upon exercise of any Warrant in connection with the relevant Designated Event; and

(iii)
if the actual applicable price is less than $2.00 per share, subject to adjustment as set forth under “— Adjustments to the Warrants,” no additional shares will be delivered upon exercise of any Warrant in connection with the relevant Designated Event.

The Exercise Price applicable to any exercise of Warrants in connection with a Designated Event (including for purposes of determining the Daily Settlement Amount in connection with any such exercise settled through Net Share Settlement) will be equal to the otherwise applicable Exercise Price multiplied by a fraction, the numerator of which is the Number of Shares without giving effect to any additional shares described above and the denominator of which is the Number of Shares after giving effect to such additional shares. Notwithstanding the foregoing, in respect of any Warrant exercised and settled through Net Share Settlement, in no event will the number of shares of Class B Common Stock deliverable to the Warrantholder in connection with such exercise exceed the Number of Shares (including any applicable increase to the Number of Shares as a result of a Designated Event).
We will settle exercise of Warrants exercised in connection with a Designated Event as described under “— Settlement of Warrants”; provided, however, that with respect to a Designated Event in connection with which (1) all holders of our Class B Common Stock receive only cash consideration for their shares of Class B Common Stock and (2) all holders of Class A Common Stock receive only cash for their shares of Class A Common Stock in the same transaction, or series of related transactions, that involves the payment of the cash consideration described in clause (1) (such Designated Event for which clauses (1) and (2) apply, a “Cash Designated Event”) we will settle any Warrants exercised in connection with such Designated Event by delivering, on the second Business Day after the Exercise Date, for each Warrant, an amount of Cash equal to (i) the sum of (A) the number of shares deliverable to the Warrantholder as a result of the Net Share Settlement calculation as of the effective date for the Cash Designated Event as described above in “— Settlement of Warrants,” plus (B) the number of additional shares described above in “— Exercise of Warrants upon a Designated Event,” multiplied by (ii) the per-share amount of cash consideration paid in such Designated Event.
Certain Definitions
“Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction or actions of the management and policies of such Person whether by contract or otherwise.
“Aggregate Exercise Price” means, with respect to the exercise of any Warrant that will be settled by Physical Settlement, an amount equal to the product of (a) the Number of Shares and (b) the Exercise Price on the Exercise Date for such exercise.
“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided in the Warrant Agreement as to which the board of directors is authorized or required to act.
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which state or federally chartered banking institutions in New York City are not required to be open.
“Calculation Period” with respect to any Warrant means the 30 consecutive Trading Day period beginning on and including the Exercise Date for such Warrant, except that if a Warrant is exercised (i) at any time after the 30th Scheduled Trading Day prior to the Expiration Date and until the Close of Business on the Expiration Date or (ii) in connection with a Cash Designated Event, then (i) the Warrant will be deemed to have been exercised on the 30th Trading Day immediately preceding the Expiration Date or the effective date of such

Cash Designated Event, as the case may be, and (ii) the Calculation Period for such Warrant will commence on the 30th Trading Day immediately preceding the Expiration Date or the effective date of such Cash Designated Event, as the case may be.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person.
“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Company authorized at the date of the Warrant Agreement or as such stock may be constituted from time to time.
“Close of Business” means 5:00 p.m., New York City time.
“Closing Sale Price” means, with respect to the Class B Common Stock or any other security, as of any date, the last reported per share sales price of a share of Class B Common Stock or such other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported in the composite transactions for NYSE, or, if the Class B Common Stock or such other security is not listed on NYSE, as reported by the principal U.S. national or regional securities exchange on which the Class B Common Stock or such other security is then listed or quoted, or if the Class B Common Stock or such other security is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price per share of the Class B Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization; provided, however, that, in the absence of such quotations, the Board of Directors will make a good faith and commercially reasonable determination of the Closing Sale Price. If, during a period applicable for calculating the Closing Sale Price or any function thereof, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Shares pursuant to “— Adjustments to the Warrants,” the Closing Sale Price will be calculated for such period as determined by the Company in a good faith and commercially reasonable manner to appropriately reflect the impact of such issuance, distribution, subdivision, combination or other transaction or event on the price of the Class B Common Stock during such period.
“Daily Settlement Amount” means, for each exercised Warrant, on each of the 30 consecutive Trading Days during the related Calculation Period, one-thirtieth (1/30th) of a number of shares (the “Daily Net Share Settlement Value”) equal to the product of (i) the Number of Shares and (ii) (A) the Daily VWAP of the Class B Common Stock on such day, minus the applicable Exercise Price, divided by (B) such Daily VWAP. The Daily Net Share Settlement Value will be calculated to the nearest 1/10,000th of a share.
“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Class B Common Stock as displayed under the heading “VWAP” on Bloomberg page “SKYD US <Equity> AQR SEC” (or its equivalent successor page, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, without regard to after-hours trading or any trading outside the regular trading session, or, if such volume-weighted average price is unavailable, the market value of one share of Class B Common Stock on such Trading Day as determined by the Board of Directors in good faith in a commercially reasonable manner using a volume-weighted average price method, provided that the Board of Directors may rely conclusively on a determination of Daily VWAP made by an independent nationally recognized securities dealer selected by the Board of Directors.
“Designated Event” means any of the following: (i) except in connection with transactions described in clause (ii) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than the Company, its direct or indirect Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries or any Permitted Holder(s)) files a schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding shares of Class B Common Stock or (B) one or more Permitted Holders files a schedule, form or report under the Exchange Act that discloses that such Permitted Holder(s) has become the direct or indirect beneficial owner of more than 95.3% of the outstanding shares of Class B Common Stock of the Company, unless in each case such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; provided further that, solely for purposes of this clause (B), any shares of Class B Common Stock, and any securities convertible into, or exchangeable or exercisable for, such shares of Class B Common Stock (or otherwise representing the right to acquire, or constituting beneficial ownership of, shares of Class B Common Stock), in each case issued or sold directly by the Company to any Permitted Holder(s) after the Issue Date shall be excluded from both the number of shares of Class B Common Stock that such Permitted Holder(s) beneficially owns and the number of outstanding shares of Class B Common Stock in the calculation of such Permitted Holder’s beneficial ownership of Class B Common Stock; (ii) the consummation of (A) any recapitalization, reclassification or change of the Class B Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Class B Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Class B Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; (iii) the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Class B Common Stock ceases to be listed or quoted on any of the New York Stock Exchange, Nasdaq or the Nasdaq Global Market (or any of their respective successors); provided further that no event described in clause (i) or clause (ii) above will be a Designated Event if at least 90% of the consideration received or to be received by holders of Class B Common Stock, excluding cash payments for fractional shares of Class B Common Stock and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or event otherwise constituting a Designated Event consists of shares of common stock or other common equity interests of a Qualified Successor Entity (or depositary receipts or other certificates representing shares of common stock or other common equity interests of a Qualified Successor Entity) traded on the New York Stock Exchange, the Nasdaq or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction or event, and as a result of such transaction or event such Warrants become exercisable solely for such consideration.
“Dividend Threshold Amount” means $0.05 per share of Class B Common Stock per quarter in the case of regular Cash dividends, adjusted in a manner proportional to adjustments made to the Exercise Price other than pursuant to clause (d) under “— Adjustments to the Warrants” and to account for any change in the frequency of payment of the regular Cash dividend of the Company, and $0.00 in all other cases.
“Early Expiration Trigger Price” is initially equal to $30.00, subject to adjustment concurrently with any adjustment or amendment to the Exercise Price as described in “— Adjustments to the Warrants” or “— Amendment.” In any such adjustment or amendment, the adjusted Early Expiration Trigger Price will equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Exercise Price as so adjusted or amended (as applicable) and the denominator of which is the Exercise Price in effect immediately prior to such adjustment or amendment (as applicable), all as determined by the Board of Directors.
“Early Expiration Date” means, if the Company elects to designate an early expiration date upon satisfaction of the Early Expiration Price Condition, the Business Day designated by the Company in the Early Expiration Notice.
“Ellison” means, collectively, (a) The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, Pinnacle Media Ventures, LLC, Pinnacle Media Ventures II, LLC, Pinnacle Media Ventures III, LLC, Hikouki, LLC, Aozora, LLC and Furaito, LLC; (b) Lawrence J. Ellison; (c) David F. Ellison; (d) Sayonara, LLC; (e) Skydance Entertainment Group, LLC; (f) any Family Member of Lawrence J. Ellison or David F. Ellison; (g) any Affiliate of the foregoing; and (h) any Permitted Entity of a Person identified in clause (a), (b), (c), (d), (e), (f), or (g).

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in, including any limited or general partnership interest and any limited liability company membership interest) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities), but excluding, for the avoidance of doubt, any indebtedness convertible into or exchangeable for the foregoing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Date” means the first date on which the shares of Class B Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Class B Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class B Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exercise Date” means, with respect to any Warrant, the Business Day on which such Warrant is exercised pursuant to the Warrant Agreement.
“Expiration Date” means, for any Warrant, the earlier of (i) the Scheduled Expiration Date and (ii) the Early Expiration Date, if any.
“Family Member” means, with respect to any natural person, the spouse, domestic partner or spousal equivalent, parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor. Family Member shall further include any of such natural person’s family members as defined in Rule 701 of the Securities Act.
“Market Disruption Event” means (i) a failure by the primary United States exchange or market on which shares of Class B Common Stock are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for shares of Class B Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of Class B Common Stock or in any options, contracts or futures contracts relating to the Class B Common Stock.
“Open of Business” means 9:00 a.m., New York City time.
“Permitted Entity” means, with respect to a Person: (a) a Permitted Trust solely for the benefit of (i) such Person, (ii) one or more Family Members of such Person, and/or (iii) any other Permitted Entity of such Person; (b) any Affiliate of such Person, or general partnership, limited partnership, limited liability company, corporation, or other entity that (i) directly or indirectly controls, is controlled by, or is under common control with such Person, and/or (ii) is directly or indirectly exclusively owned by one or more Family Members of such Person; (c) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Sponsor, (i) during the lifetime of the natural person grantor of such trust, or (ii) following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust; or (d) the personal representative of the estate of such Person upon the death of such Person solely to the extent the executor is acting in the capacity as a personal representative of such estate.
“Permitted Holders” means any of the following: (a) any Sponsor; (b) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) above are members; provided that (i) without giving effect to the existence of such group or any other group, the Persons described in clause (a) above, collectively, beneficially own at least 50% of the Company’s Voting Capital Stock and (ii) to the extent that beneficial ownership of Voting Capital Stock of any member of such group is attributed to one or more other members of such group, each such member of the group that is by attribution deemed to be the beneficial owner of such additional Voting Capital Stock shall also be deemed to be a Permitted Holder; and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) of which Permitted Holders under clause (a) or (b) are beneficial owners of Voting Capital Stock representing more than 50.0% of total outstanding voting power to the extent and until such time as any Person or group other than a Permitted Holder under clause (a) or (b) is deemed to be or becomes a beneficial owner of Voting Capital Stock of such Public Company representing more than 50.0% of the total outstanding voting power of the Voting Capital Stock of such Public Company.
“Permitted Trust” means a bona fide trust where a trustee is a Sponsor or a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments.
“Person” means an individual, partnership, firm, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
“Public Company” means any Person with a class or series of Voting Capital Stock that is traded on a stock exchange or in the over-the-counter market.
“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity shall also constitute a Qualified Successor Entity with respect to such Business Combination Event or any applicable Designated Event if either (a) such Business Combination Event or such Designated Event is a Cash Designated Event; or (b) both of the following conditions are satisfied: (i) either (x) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event or such Designated Event shall not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for Warrantholders or beneficial owners of the Warrants; and (ii) such Business Combination Event or such Designated Event constitutes a Reorganization Event whose Reference Property consists solely of any combination of Cash and shares of common stock or other corporate common equity interests of an entity that is (x) treated as a corporation for U.S. federal income tax purposes, (y) organized under the laws of the United States, any State thereof or the District of Columbia, and (z) the direct or indirect parent of the limited liability company, limited partnership or similar entity.
“Qualifying Trading Day” means any Trading Day on which the Closing Sale Price of the Class B Common Stock is at least equal to the Early Expiration Trigger Price in effect on such Trading Day in the Reference Period.
“Record Date” means October 5, 2026 (or such later date as may be determined by the Board or a committee thereof), the date fixed by the Board of Directors to determine the holders of Class B Common Stock entitled to receive the Warrant Distribution.
“record date” means, with respect to any dividend or distribution on, or issuance to holders of, Class B Common Stock, the date fixed (whether by law, contract, the Board of Directors or otherwise) to determine the holders of Class B Common Stock that are entitled to such dividend, distribution or issuance.
“Restricted Holder” means each of Lawrence J. Ellison, David F. Ellison, Gerald J. Cardinale, The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended, and RedBird Capital Partners Fund IV (Master), L.P., or any of their respective Affiliates, successors or transferees.
“RedBird” means, collectively, (a) RB Tentpole LP (so long as RB Tentpole LP is managed or controlled by Affiliates of RedBird Capital Partners Management LLC), (b) RedBird Capital Partners Fund IV (Master), L.P., (c) any Affiliates of RedBird Capital Partners Management LLC (including any investment vehicle managed and controlled by RedBird Capital Partners Management LLC) and (d) any Permitted Entity of a Person identified in clause (a), (b) or (c).
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sponsors” means, collectively, (a) Ellison, (b) RedBird and (c) any direct and indirect investors of the Persons identified in clauses (a) or (b) through any permitted equity syndication process consummated prior to or on the date of the Warrant Agreement.
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise, and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) trading in the Class B Common Stock (or any security that is part of the Reference Property, if applicable) generally occurs on the principal U.S. national or regional securities exchange on which the Class B Common Stock (or such other Reference Property) is then listed or, if the Class B Common Stock (or such other Reference Property) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class B Common Stock (or such other Reference Property) is then traded. If the Class B Common Stock (or such other Reference Property) is not so listed or traded, then “Trading Day” means a Business Day.
“Voting Capital Stock” means, with respect to any Person, securities or other ownership interests of such Person having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such entity (without regard to the occurrence of any contingency).
“Warrant Shares” means the shares of Class B Common Stock issuable on exercise of any Warrants.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such Person to the extent required to satisfy local minority interest requirements outside of the United States.
Company’s Determinations
The Company will be responsible for making all calculations called for under the Warrant Agreement, including the Exercise Date, the Daily VWAP, the Closing Sale Price, the Exercise Price, and the Number of Shares (and, correspondingly, the number of shares of Class B Common Stock or Units of Reference Property, if any, for which a Warrant is exercisable). The Company will make these calculations in good faith and in a commercially reasonable manner, and, absent manifest error, the Company’s calculations will be final and binding on Warrantholders and the Warrant Agent, which is entitled to rely on the accuracy of the Company’s calculations without independent verification. The Company will provide a schedule of its calculations to the Warrant Agent, and to any Warrantholder, upon written request.
Governing Law
The Warrants and the Warrant Agreement under which they will be issued are governed by the laws of the State of New York.

DESCRIPTION OF CLASS B COMMON STOCK
A description of the Class B Common Stock issuable upon exercise of the Warrants is set forth under the heading “Description of Common Stock” starting on page 22 of the accompanying prospectus. On October 2, 2026, we had 1,093,020,754 shares of Class B Common Stock outstanding.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain U.S. federal income tax consequences of (i) the receipt and exercise (or expiration or disposition) of the Warrants received in the Warrant Distribution and (ii) the receipt, ownership and disposition of shares of Class B Common Stock received upon exercise of the Warrants, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion does not address any U.S. federal income tax consequences to Restricted Holders, the 401(k) Plan or the Master Trust (including the U.S. federal income tax consequences of the receipt of shares of Class B Common Stock in lieu of Warrants in the Warrant Distribution), and, accordingly, any such holder is urged to consult its tax advisor regarding any U.S. federal income tax consequences related thereto. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury regulations (“Treasury Regulations”), administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences described herein. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the matters discussed below, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
This discussion is limited to persons who hold shares of Class B Common Stock or Warrants as “capital assets” (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address the tax consequences to holders that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations) or governmental organizations, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, U.S. expatriates (or former citizens or long-term residents of the United States), “controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons who acquired their Class B Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, brokers, traders in securities that elect to mark to market, dealers in securities or currencies, certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, persons that hold shares of Class B Common Stock or Warrants as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for U.S. federal income tax purposes, persons deemed to sell shares of Class B Common Stock or Warrants under the constructive sale provisions of the Code, or U.S. Holders (as defined below) that do not use the U.S. dollar as their functional currency.
In the case of a partner of an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding shares of Class B Common Stock or Warrants, the tax consequences of (i) the receipt and exercise (or expiration or disposition) of the Warrants received in the Warrant Distribution and (ii) the receipt, ownership and disposition of shares of Class B Common Stock received upon exercise of the Warrants will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding shares of Class B Common Stock or Warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP, EXERCISE, AND DISPOSITION OF THE WARRANTS AND OUR CLASS B COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of U.S. Holder and Non-U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Class B Common Stock that receives the Warrants in the Warrant Distribution and that is, or is treated for U.S. federal income tax purposes as:
(i)
an individual who is a citizen or resident of the United States;

(ii)
a corporation created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

(iii)
an estate the income of which is subject to U.S. federal income taxation, regardless of its source; or

(iv)
a trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a “United States person.”

A “Non-U.S. Holder” is a beneficial owner of shares of Class B Common Stock that receives the Warrants in the Warrant Distribution (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
Tax Considerations to U.S. Holders
Tax Consequences of the Warrant Distribution
Generally, the distribution of stock by a corporation to its stockholders with respect to their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code. Pursuant to Section 305(b)(2) of the Code, a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (i) the receipt of property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock), and (ii) an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in the assets or earnings and profits of the distributing corporation. The Treasury Regulations under Section 305 of the Code may treat distributions of cash or non-stock property within 36 months of another distribution as a “series of distributions.”
We believe, and intend to take the position, that the Warrant Distribution should be treated as a non-taxable distribution under Section 305(a) of the Code with respect to a U.S. Holder’s existing shares of Class B Common Stock. The application of Section 305 of the Code to the Warrant Distribution, however, is not certain. Our position is not binding on the IRS or the courts, and if our position were determined to be incorrect, a U.S. Holder’s receipt of the Warrants could instead be treated as a taxable distribution subject to Section 305(b) of the Code.
If, contrary to the position described above, the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, a U.S. Holder should be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the Warrants on the date of the Warrant Distribution that is taxable as a dividend to the extent paid out of our current or accumulated earnings and profits, generally as described below under “— Distributions on Class B Common Stock.” We cannot determine with certainty, before the consummation of the Warrant Distribution, the extent to which we would have current and accumulated earnings and profits that may cause all or any portion of the Warrant Distribution to be treated as a dividend. The determination of our current earnings and profits depends on our activities and operations for the entire current taxable year and is therefore subject to significant uncertainty.
Except where explicitly stated otherwise, the remainder of this discussion assumes that the Warrant Distribution will be treated as a non-taxable distribution under Section 305(a) of the Code.

Tax Basis and Holding Period in the Warrants
If the Warrant Distribution is treated as a non-taxable distribution under Section 305(a) of the Code and the fair market value of the Warrants received in the Warrant Distribution with respect to a U.S. Holder’s shares of Class B Common Stock is less than 15% of the fair market value of a U.S. Holder’s shares of Class B Common Stock on the date of the Warrant Distribution, the Warrants received should generally be allocated a zero tax basis for U.S. federal income tax purposes, unless such U.S. Holder elects to allocate tax basis between the existing shares of Class B Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. A U.S. Holder that elects to allocate tax basis between such holder’s existing shares of Class B Common Stock and Warrants must make this election on a statement included with such holder’s timely filed tax return (including extensions) for the taxable year in which the Warrant Distribution occurs. Such an election is irrevocable.
If, however, the fair market value of the Warrants received in the Warrant Distribution with respect to a U.S. Holder’s shares of Class B Common Stock is 15% or more of the fair market value of a U.S. Holder’s shares of Class B Common Stock on the date of the Warrant Distribution, such holder’s tax basis in the existing shares of Class B Common Stock must be allocated between the existing shares of Class B Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. In each case described above, a U.S. Holder’s holding period for the Warrants generally should include the holding period for the shares of Class B Common Stock with respect to which the Warrants were received.
If, contrary to the position described above, the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, a U.S. Holder’s tax basis in the Warrants received in the Warrant Distribution generally should equal their fair market value on the date of the Warrant Distribution. A U.S. Holder’s holding period for the Warrants should begin on the day after the date of the Warrant Distribution.
The fair market value of the Warrants on the date of the Warrant Distribution may be uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Warrants on that date. In determining the fair market value of the Warrants, a U.S. Holder should consider all relevant facts and circumstances, including any trading prices for the Warrants on NYSE.
Constructive Distributions
The Exercise Price and the Number of Shares that a Warrantholder is entitled to receive upon exercise of a Warrant are subject to certain anti-dilution adjustments, as described under “Description of the Warrants — Adjustments to the Warrants.” Certain of these adjustments (including adjustments as a result of a distribution to holders of shares of Class B Common Stock or failures to make adjustments) could cause a holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. Any constructive distribution generally should be taxable as a dividend to the extent of our current or accumulated earnings and profits, generally as described below under “— Distributions on Class B Common Stock.” U.S. Holders should consult their tax advisors regarding the possibility of constructive distributions with respect to the Warrants.
It is unclear whether a constructive dividend deemed paid to a non-corporate U.S. Holder would be eligible for the lower applicable long-term capital gains rates as described below under “— Distributions on Class B Common Stock.” It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. Holder’s adjusted tax basis in a Warrant generally should be increased to the extent any such constructive distribution is treated as a dividend. U.S. Holders should consult their tax advisors regarding the effect a constructive distribution may have on their holding period in the Warrants.
We are currently required to report the amount of any constructive distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire stock immediately after the Exercise Price adjustment over the fair market value of the right to acquire stock (after the Exercise Price adjustment) without the adjustment, (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the Warrants, payments on our Class B Common Stock or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any constructive distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for constructive distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.
Expiration of Warrants
If the Warrant Distribution is treated as a non-taxable distribution under Section 305(a) of the Code and the Warrants received in the Warrant Distribution expire while a U.S. Holder owns the shares of Class B Common Stock with respect to which the Warrants were distributed, such U.S. Holder generally should not recognize any gain or loss upon that expiration. If a U.S. Holder has tax basis in the Warrants and allows the Warrants to expire while continuing to hold the shares of Class B Common Stock with respect to which the Warrants were distributed, the tax basis of such shares of Class B Common Stock generally should be restored to the tax basis of such shares of Class B Common Stock immediately before the receipt of the Warrants in the Warrant Distribution. If the Warrants expire after a U.S. Holder has disposed of the shares of Class B Common Stock with respect to which the Warrants were distributed, certain aspects of the tax treatment of the expiration are unclear, and such holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the Warrants.
If, contrary to the position described above, the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, and the Warrants received in the Warrant Distribution expire, a U.S. Holder should generally recognize a capital loss equal to its tax basis in the expired Warrants. Such loss generally should be long-term capital loss if the U.S. Holder’s holding period in such Warrants is more than one year at the time of expiration. The deductibility of capital losses is subject to certain limitations.
Exercise of Warrants
Subject to the discussion below on Net Share Settlement and exercise of a Warrant after a U.S. Holder no longer holds the shares of Class B Common Stock with respect to which such Warrant was distributed, in general, U.S. Holders generally should not recognize any gain or loss with respect to a Warrant upon the exercise of the Warrant, and shares of Class B Common Stock acquired pursuant to the exercise of a Warrant generally should have a tax basis equal to the U.S. Holder’s tax basis in the Warrant, if any, increased by the price paid to exercise the Warrant. The holding period for the shares of Class B Common Stock received upon exercise of the Warrant should generally begin on the date of exercise of the Warrant.
In certain circumstances, Warrants will be exercised and settled through Net Share Settlement, in which case no Exercise Price is payable in cash and the Warrant is effectively exercised on a cashless basis, as described under “Description of the Warrants — Settlement of Warrants.” Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, it is possible that a cashless exercise may be treated as non-taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of Class B Common Stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of Class B Common Stock received upon exercise of Warrants should include the holding period of the exercised Warrants. However, it is also possible that a cashless exercise of a Warrant may be treated as in part a taxable exchange, in which case gain or loss generally should be recognized to the extent a portion of the Warrants are deemed surrendered to pay the exercise price of the remaining Warrants. U.S. Holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the shares of Class B Common Stock received upon exercise.

If, at the time of the receipt or exercise of the Warrant, the U.S. Holder no longer holds the Class B Common Stock with respect to which the Warrant was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Warrant are unclear, including (1) the allocation of the tax basis between the shares of our Class B Common Stock previously disposed of and the Warrant, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our Class B Common Stock previously disposed of, and (3) the impact of such allocation on the tax basis of the shares of our Class B Common Stock acquired upon exercise of the Warrant.
Distributions on Class B Common Stock
If we make distributions of cash or property on our Class B Common Stock, such distributions should generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes should constitute a tax-free return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its shares of Class B Common Stock, but not below zero. Any excess should be treated as capital gain and treated as described below under “— Sale or Other Taxable Disposition of Class B Common Stock or Warrants.” Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Sale or Other Taxable Disposition of Class B Common Stock or Warrants
The gain or loss a U.S. Holder realizes on the sale or other taxable disposition of Class B Common Stock or Warrants generally should be a capital gain or loss, and should be long-term capital gain or loss if the U.S. Holder has held the Class B Common Stock or Warrants for more than one year. The amount of a U.S. Holder’s gain or loss generally should equal the difference between the U.S. Holder’s adjusted tax basis in the Class B Common Stock or Warrants disposed of and the amount realized on the disposition. For non-corporate U.S. Holders, including individuals, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.
Information Reporting and Backup Withholding
In general, information reporting may apply to dividends (including constructive dividends) paid to a U.S. Holder and to the proceeds of the sale or disposition of the Warrants or Class B Common Stock unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under backup withholding rules should be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. All U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
Tax Considerations to Non-U.S. Holders
Receipt and Exercise of Warrants
As discussed above under “— Tax Considerations to U.S. Holders — Tax Consequences of the Warrant Distribution,” we believe, and intend to take the position, that the Warrant Distribution should be treated as a non-taxable distribution under Section 305(a) of the Code. If the Warrant Distribution is so treated, and subject to the discussion on cashless exercise (as discussed above under “— Tax Considerations to U.S. Holders — Exercise of Warrants”), Non-U.S. Holders should not be subject to U.S. federal income tax (or any withholding thereof) on the receipt of the Warrants in the Warrant Distribution.
If, contrary to the position described above, the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, on the receipt of the Warrants, the fair market value of the Warrants should be taxable to Non-U.S. Holders of our Class B Common Stock as a dividend subject to U.S. federal withholding tax at a rate of 30% of the gross amount of such dividend (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes the documentation described below under “— Dividends and Constructive Distributions”) to the extent of the Non-U.S. Holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a tax-free return of capital to the extent thereof and then as capital gain, generally as described below under “— Dividends and Constructive Distributions.” We cannot determine with certainty, before the consummation of the Warrant Distribution, the extent to which we would have current and accumulated earnings and profits so as to cause all or any portion of the Warrant Distribution to be treated as a dividend, and the determination of our current earnings and profits depends on our activities and operations for the entire current taxable year and is therefore subject to significant uncertainty. Accordingly, in such event, the applicable withholding agent may treat the full amount of the Warrant Distribution as a dividend for purposes of applying any required U.S. federal income tax withholding.
A Non-U.S. Holder generally should not be subject to U.S. federal income tax on the exercise of Warrants. However, if a Net Share Settlement of Warrants results in a taxable exchange, as described above under “— Tax Considerations to U.S. Holders — Exercise of Warrants,” the rules described below under “— Sale or Other Taxable Disposition of Class B Common Stock or Warrants” would apply. Non-U.S. Holders are urged to consult their tax advisors as to the consequences of a Net Share Settlement or other exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the shares of Class B Common Stock received upon exercise.
Dividends and Constructive Distributions
Subject to the discussion below on effectively connected income, any amount treated as a dividend (as described above under “— Tax Considerations to U.S. Holders — Distributions on Class B Common Stock”) paid to a Non-U.S. Holder with respect to our Class B Common Stock (and any constructive dividends resulting from certain adjustments or failures to make adjustments, as described above under “— Tax Considerations to U.S. Holders — Constructive Distributions”) should be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder should be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends should be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition of Class B Common Stock or Warrants
Subject to the discussions below on backup withholding and FATCA (as defined below), a Non-U.S. Holder should not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class B Common Stock or Warrants (including, for this purpose, the expiration of Warrants to the extent such expiration results in the recognition of gain) unless:
(i)
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

(ii)
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

(iii)
our Class B Common Stock or Warrants constitute a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in clause (i) above generally should be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in clause (ii) above should be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class B Common Stock or Warrants, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to clause (iii) above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends (including constructive dividends) to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including constructive dividends) paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class B Common Stock or Warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class B Common Stock or Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class B Common Stock or Warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock (including our Class B Common Stock or Warrants) on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of Paramount Skydance Corporation (Successor) as of December 31, 2025 and for the period from August 7, 2025 to December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting of Paramount Skydance Corporation as of December 31, 2025 (which is included in Management’s Report on Internal Control over Financial Reporting) and the financial statements of Paramount Global (Predecessor) as of December 31, 2024 and for the periods from January 1, 2025 to August 6, 2025 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed with the SEC on May 13, 2026 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Warner Bros. Discovery, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Skydance Media, LLC as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference to Amendment No. 1 filed with the SEC on October 23, 2025, to the Current Report of Paramount Skydance Corporation on Form 8-K12B filed with the SEC on August 7, 2025, have been audited by Ernst & Young LLP, independent auditor, as set forth in their report appearing in such financial statements, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://www.paramount.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:
(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 25, 2026), as amended by Amendment No. 1 to such Annual Report on Form 10-K/A (filed with the SEC on April 24, 2026), including as superseded by, and solely to the extent set forth in, our Current Report on Form 8-K filed with the SEC on May 13, 2026;

(b)
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026, filed with the SEC on May 4, 2026, and June 30, 2026, filed with the SEC on August 4, 2026;

(c)
the historical consolidated financial statements of Skydance Media, LLC and accompanying notes included in Amendment No. 1 filed with the SEC on October 23, 2025, to our Current Report on Form 8-K12B filed with the SEC on August 7, 2025;

(d)
the historical audited consolidated financial statements of Warner Bros. Discovery, Inc. as of December 31, 2025 and 2024, and for each of the three fiscal years in the period ended December 31, 2025, and the related notes and schedule of valuation and qualifying accounts, the Report of Independent Registered Public Accounting Firm thereon and Management’s Report on Internal Control Over Financial Reporting (incorporated by reference to Part II, Item 8 and Part IV, Item 15 of Warner Bros. Discovery, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (SEC File No. 001-34177), filed with the SEC on February 27, 2026);

(e)
the historical unaudited condensed consolidated financial statements of Warner Bros. Discovery, Inc. as of March 31, 2026 and June 30, 2026 and for the three months ended March 31, 2026, June 30, 2026, March 31, 2025 and June 30, 2025, and the notes related thereto (incorporated by reference to Part I, Item 1 of the Warner Bros. Discovery, Inc. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 (SEC File No. 001-34177), filed with the SEC on May 6, 2026 and August 6, 2026, respectively);
(f)
our Current Reports on Form 8-K filed with the SEC on January 14, 2026, January 22, 2026, February 10, 2026, March 2, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), April 7, 2026, April 9, 2026, June 29, 2026, July 23, 2026, July 31, 2026 (as amended by Amendment No. 1 to such Current Report on Form 8-K/A, filed with the SEC on August 4, 2026), September 25, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99 thereto), September 30, 2026, and October 1, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto); and

(g)
the description of our capital stock registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) promulgated under the Exchange Act in our Registration Statement on Form S-4 filed with the SEC on November 4, 2024 and declared effective by the SEC on February 13, 2025, including any amendments or reports filed for the purposes of updating such description, including Exhibit 4(a) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 25, 2026) and Item 5.03 of our Current Report on Form 8-K filed with the SEC on April 7, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus supplement and the accompanying prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Paramount Skydance Corporation
1515 Broadway, New York, New York 10036
(212) 258-6000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
PARAMOUNT SKYDANCE CORPORATION
Debt Securities
Guarantees
Preferred Stock
Class B Common Stock
Warrants
PARAMOUNT GLOBAL
Debt Securities
Guarantees
Warrants
Paramount Skydance Corporation, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:
•
debt securities;

•
guarantees;

•
preferred stock;

•
non-voting Class B Common Stock; and

•
warrants representing rights to purchase any of the other securities that may be sold under this prospectus.

Guarantees of Paramount Global, a wholly owned subsidiary of Paramount Skydance Corporation, may be issued in connection with debt securities of Paramount Skydance Corporation. Unless the applicable prospectus supplement states otherwise, any debt securities of Paramount Global will be guaranteed on a full and unconditional basis or co-issued by Paramount Skydance Corporation. Warrants may be co-issued by Paramount Global when the securities with respect to which the warrants are issued will be guaranteed by Paramount Global.
The debt securities of Paramount Skydance Corporation or Paramount Global may be convertible into or exchangeable for shares of our Class B Common Stock (“Class B Common Stock”) or preferred stock of Paramount Skydance Corporation, and the preferred stock of Paramount Skydance Corporation may be convertible into or exchangeable for Class B Common Stock of Paramount Skydance Corporation.
Our non-voting Class B Common Stock is listed and traded on The Nasdaq Global Select Market under the symbol “PSKY”. Shares of our voting Class A Common Stock (“Class A Common Stock”) are not listed on any stock market or exchange.
Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page ii of this prospectus.
When we offer securities, we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2026.

i

RISK FACTORS
Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in Paramount Skydance Corporation’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or into the applicable prospectus supplement in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Paramount Skydance Corporation and Paramount Global filed with the SEC utilizing the “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in this prospectus. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us, as applicable. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act).” You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”
In this prospectus we use the terms “Paramount Skydance Corporation,” “we,” “us,” and “our” and similar words to refer to Paramount Skydance Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference into this prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such date.
Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.
This prospectus omits financial statements for Paramount Global, as permitted by the SEC in Rule 3-10 of Regulation S-X under the Securities Act. Paramount Global is a consolidated subsidiary of Paramount Skydance Corporation. Paramount Skydance Corporation files consolidated financial statements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Paramount Skydance Corporation will provide the alternative disclosure required by Rule 13-01 of Regulation S-X under the Securities Act in the form of summarized financial information for Paramount Global and other members of any applicable “Obligor Group” for purposes of such disclosure.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The Class B Common Stock of Paramount Skydance Corporation is listed on The Nasdaq Global Select Market under the symbol “PSKY”.

INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of this prospectus and until the offering of the particular securities covered by a prospectus supplement has been completed.
We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede this information. For SEC reporting purposes, the predecessor registrant to Paramount Skydance Corporation for the period prior to August 7, 2025, pursuant to Section 12 of the Exchange Act, is Paramount Global. We incorporate by reference:
(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 25, 2026), as amended by Amendment No. 1 to such Annual Report on Form 10-K/A (filed with the SEC on April 24, 2026), including as superseded by, and solely to the extent set forth in, our Current Report on Form 8-K filed with the SEC on May 13, 2026;

(b)
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 4, 2026;

(c)
the historical consolidated financial statements of Skydance Media, LLC and accompanying notes included in Amendment No. 1 filed with the SEC on October 23, 2025, to our Current Report on Form 8-K12B filed with the SEC on August 7, 2025;

(d)
the historical audited consolidated financial statements of Warner Bros. Discovery, Inc. as of December 31, 2025 and 2024, and for each of the three fiscal years in the period ended December 31, 2025, and the related notes and schedule of valuation and qualifying accounts, the Report of Independent Registered Public Accounting Firm thereon and Management’s Report on Internal Control Over Financial Reporting (incorporated by reference to Part II, Item 8 and Part IV, Item 15 of Warner Bros. Discovery, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (SEC File No. 001-34177), filed with the SEC on February 27, 2026);

(e)
the historical unaudited condensed consolidated financial statements of Warner Bros. Discovery, Inc. as of March 31, 2026 and for the three months ended March 31, 2026 and March 31, 2025, and the notes related thereto (incorporated by reference to Part I, Item 1 of the Warner Bros. Discovery, Inc. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 (SEC File No. 001-34177), filed with the SEC on May 6, 2026);

(f)
our Current Reports on Form 8-K filed with the SEC on January 14, 2026, January 22, 2026, February 10, 2026, March 2, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), April 7, 2026, April 9, 2026, May 19, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), June 29, 2026, July 23, 2026, and July 31, 2026; and

(g)
the description of our capital stock registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) promulgated under the Exchange Act in our Registration Statement on Form S-4 filed with the SEC on November 4, 2024 and declared effective by the SEC on February 13, 2025, including any amendments or reports filed for the purposes of updating such description, including Exhibit 4(a) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 25, 2026) and Item 5.03 of our Current Report on Form 8-K filed with the SEC on April 7, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be

v

incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website is https://www.paramount.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Paramount Skydance Corporation, 1515 Broadway, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 258-6000.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our decisions to invest in new businesses, products, services and technologies, and the evolution of our business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining our intellectual property rights; domestic and global political, economic and regulatory factors affecting our businesses generally; the inability to hire or retain key employees or secure creative talent; disruptions to our operations as a result of labor disputes; the risks and costs associated with the integration of, and our ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; litigation relating to the transaction pursuant to which we acquired Skydance Media, LLC potentially resulting in substantial costs; volatility in the price of our Class B Common Stock; the effect our dual-class capital structure and the concentrated ownership may have on the price of our Class B Common Stock or business; risks related to a private sale of a controlling interest in us, including that our stockholders may not realize any change of control premium on shares of our Class B Common Stock and that we may become subject to the control of a presently unknown third party; risks associated with our status as a “controlled company” under the rules of The Nasdaq Global Select Market, including our exemption from certain corporate governance requirements; risks associated with the lack of voting rights of our Class B Common Stock; risks that anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws, and under Delaware law could deter, delay, or prevent a change of control; risks that exclusive forum provisions in our amended and restated certificate of incorporation could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against our directors and officers; risks that corporate opportunity provisions in our amended and restated certificate of incorporation could permit certain persons to pursue competitive opportunities that might otherwise be available to us; risks associated with our holding company structure, including our dependence on distributions from our subsidiaries to meet our tax obligations and other cash requirements; disruptions caused by the acquisition by Paramount Skydance Corporation of Warner Bros. Discovery, Inc. (“WBD”) pursuant to the merger agreement (the “WBD Merger Agreement”), dated February 27, 2026 (the “WBD Merger”) to our and WBD’s business and commercial relationships; the negative impact that a failure to consummate the WBD Merger could have on our business, financial condition, results of operations and stock price; the risk that the WBD Merger may be prevented or delayed or the anticipated benefits reduced if we do not obtain certain regulatory approvals; the risk that the WBD Merger Agreement may be terminated in accordance with its terms, including if any conditions to the closing of the WBD Merger are not satisfied; the risk that litigation relating to the WBD Merger could prevent or delay the closing of the WBD Merger or result in the payment of damages after closing; challenges realizing synergies and other anticipated benefits expected from the WBD Merger, including integrating WBD’s business successfully; risks to our business, financial condition or results of operations as a result of the incurrence of substantial costs and indebtedness in connection with the WBD Merger; risks of reduced ownership and economic interest by our existing stockholders as a result of the WBD Merger; and other factors described in our news releases and filings with the SEC, including but not limited to Paramount Skydance Corporation’s reports on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein, and in the section entitled “Risk Factors” on page ii of this prospectus. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

PARAMOUNT SKYDANCE CORPORATION
Paramount Skydance Corporation, a Delaware corporation, is a next-generation global media and entertainment company, comprised of three business segments: Studios, Direct-to-Consumer and TV Media. Paramount Skydance Corporation’s portfolio unites legendary brands, including Paramount Pictures, Paramount Television, CBS, CBS News, CBS Sports, Nickelodeon, MTV, BET, Comedy Central, SHOWTIME, Paramount+, Pluto TV, and Skydance Animation, Film, Television, Interactive/Games, and Paramount Sports Entertainment. Paramount Skydance Corporation is the holding company for Paramount Global and Skydance Media, LLC. A description of Paramount Global is provided below under “Paramount Global.”
Paramount Skydance Corporation was incorporated as New Pluto Global, Inc., a Delaware corporation, on June 3, 2024. On August 7, 2025, New Pluto Global, Inc. changed its name to Paramount Skydance Corporation in connection with its acquisition of Paramount Global and Skydance Media, LLC. The principal offices of Paramount Skydance Corporation are at 1515 Broadway, New York, New York 10036. Paramount Skydance Corporation’s telephone number is (212) 258-6000 and its website is https://www.paramount.com. Information included on or accessible through this website does not constitute a part of this prospectus or any prospectus supplement.

PARAMOUNT GLOBAL
Paramount Global was organized as a Delaware corporation in 1986. In December 2019, its name was changed to ViacomCBS Inc. in connection with the merger of Viacom Inc. and CBS Corporation. In February 2022, ViacomCBS Inc. changed its name to Paramount Global. On August 7, 2025, Paramount Skydance Corporation consummated the acquisition of Paramount Global and Skydance Media, LLC and Paramount Global became a direct, wholly-owned subsidiary of Paramount Skydance Corporation. The principal offices of Paramount Global are at 1515 Broadway, New York, New York 10036. Paramount Global’s telephone number is (212) 258-6000 and its website is https://www.paramount.com. Information included on or accessible through this website does not constitute a part of this prospectus or any prospectus supplement.

USE OF PROCEEDS
Unless indicated otherwise in a prospectus supplement, we expect to use the proceeds, net of transaction costs, from the sale of our securities for general corporate purposes, including, but not limited to, repayment of borrowings, working capital, acquisitions, capital expenditures and discretionary share repurchases. Such proceeds may be temporarily invested pending use. We will not receive any of the proceeds from the sale of securities by any selling security holders.

DESCRIPTION OF DEBT SECURITIES
The following description of Paramount Skydance Corporation’s and Paramount Global’s debt securities to be issued under the Indenture (as defined below) summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the Indenture. We will describe the specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its debt securities in the prospectus supplement relating to that series. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
Paramount Skydance Corporation and Paramount Global may issue debt securities from time to time, in one or more series under a base indenture to be entered into between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as trustee, or another trustee named in a prospectus supplement. The form of indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. References to our “Indenture” in this section mean the applicable form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part, such form of indenture having not been executed as of the date of this prospectus. The trustee under the Indenture is called the “Trustee.”
The Indenture does not limit the amount of debt securities that may be issued thereunder. The Indenture provides that debt securities may be issued up to an aggregate principal amount authorized by us and may be payable in any currency or currency unit designated by us.
General
Paramount Skydance Corporation and Paramount Global may issue debt securities from time to time and offer such debt securities on terms determined by market conditions at the time of their sale. Paramount Skydance Corporation and Paramount Global may issue debt securities in one or more series with the same or various maturities and at the same or various prices including at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the material United States federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.
You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:
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the issuer of the debt securities;

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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the price at which we will issue the debt securities;

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the date(s) on which the debt securities will mature;

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the annual interest rate(s) of the debt securities, or the method of determining the rate(s);

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whether such interest shall be payable in cash or additional debt securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series;

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the date(s) on which any interest will be payable, the date(s) on which payment of any interest will commence and the regular record date(s) for the payment of interest;

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whether the debt securities will be guaranteed;

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whether the debt securities are subject to subordination and the terms of such subordination;

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whether the debt securities will be secured, and the nature of the collateral securing such debt securities, as well as the priority of any liens thereon;

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the terms of any mandatory or optional redemption(s), including any provisions for sinking, purchase or other similar funds or repayment options;

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the currency unit(s) for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

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if the currency unit(s) for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at our election or the purchaser’s election, the manner in which the election may be made;

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if the amount of payments on the debt securities is determined by an index based on one or more currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts will be determined;

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the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

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the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock, indebtedness or other debt or equity securities of any person, including Paramount Skydance Corporation;

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any additional covenants that will apply to Paramount Skydance Corporation or any guarantor with respect to such series of debt securities;

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information with respect to book-entry procedures, if any;

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a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

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any other specific terms of the debt securities not inconsistent with the Indenture.

If we sell any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, any material United States federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, debt securities will be issued in U.S. dollars.
Unless specified otherwise in a prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee in New York, New York. However, we may make payment of interest, at our option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the Trustee, the issuer or its agents.
Unless specified otherwise in a prospectus supplement, we will issue the debt securities in registered form and in denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but we may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.
Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Paramount Skydance Corporation’s or Paramount Global’s, as applicable, claims as a creditor of the subsidiary may be recognized.
Ranking
Unless otherwise specified in the prospectus supplement, any senior debt securities of Paramount Skydance Corporation will be senior unsecured obligations of Paramount Skydance Corporation and will rank equally in right of payment with all of Paramount Skydance Corporation’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Unless otherwise specified in the prospectus supplement, any subordinated debt securities of Paramount Skydance Corporation will be unsecured obligations of Paramount Skydance Corporation and will be subordinated in right of payment to Paramount Skydance Corporation’s Senior Indebtedness (as defined below).
Any unsecured debt securities of Paramount Skydance Corporation will be effectively subordinated to any secured indebtedness of Paramount Skydance Corporation to the extent of the value of the assets securing such indebtedness.
Unless otherwise specified in the prospectus supplement, any senior debt securities of Paramount Global will be senior unsecured obligations of Paramount Global and will rank equally in right of payment with all of Paramount Global’s other unsecured and unsubordinated indebtedness from time to time outstanding.
Unless otherwise specified in the prospectus supplement, any subordinated debt securities of Paramount Global will be unsecured obligations of Paramount Global and will be subordinated in right of payment to Paramount Global’s Senior Indebtedness (as defined below).
Any unsecured debt securities of Paramount Global will be effectively subordinated to any secured indebtedness of Paramount Global to the extent of the value of the assets securing such indebtedness.
The Indenture does not limit the amount of debt that Paramount Skydance Corporation or Paramount Global, or their respective subsidiaries, can incur.
In addition, Paramount Skydance Corporation and Paramount Global conduct their operations through subsidiaries, which generate a substantial portion of Paramount Skydance Corporation’s and Paramount Global’s respective consolidated operating income and cash flow. As a result, distributions or advances from Paramount Skydance Corporation’s and Paramount Global’s subsidiaries are a major source of funds necessary to meet Paramount Skydance Corporation’s or Paramount Global’s debt service and other obligations, or any payment obligations under the guarantees. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of Paramount Skydance Corporation and Paramount Global to obtain cash required to pay Paramount Skydance Corporation’s debt service obligations, including payments on the debt securities or Paramount Global’s payment obligations on the guarantees, if any. The debt securities (whether senior or subordinated obligations) will be structurally subordinated to all obligations of Paramount Skydance Corporation’s subsidiaries (other than Paramount Global, to the extent such debt securities of Paramount Skydance Corporation are guaranteed by Paramount Global) including claims with respect to trade payables. This means that holders of the debt securities of Paramount Skydance Corporation will have a junior position to the claims of creditors of Paramount Skydance Corporation’s subsidiaries (other than Paramount Global, to the extent such debt securities of Paramount Skydance Corporation are guaranteed by Paramount Global) on the assets and earnings of such subsidiaries. The guarantees of Paramount Global (whether senior or subordinated obligations) will be structurally subordinated to all obligations of Paramount Global’s subsidiaries that do not guarantee the debt securities, including claims with respect to trade payables.
Global Securities
Paramount Skydance Corporation or Paramount Global may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Paramount Skydance Corporation or Paramount Global may issue global securities in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.
The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:
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the applicable depositary or its nominee, with respect to interests of depositary participants; and

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the records of depositary participants, with respect to interests of persons other than depositary participants.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will:
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not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

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not receive, or be entitled to receive, physical delivery of any debt security of that series in definitive form; and

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not be considered the owners or holders thereof under the Indenture governing the debt securities.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.
DTC
The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’

records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities or any applicable free writing prospectus, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities;

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement or free writing prospectus, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information or its accuracy. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
Further Issues
Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without notice to or the consent of the holders, for issuances of additional debt securities of such series.
Payment and Paying Agents
Any payments of principal, premium or interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither Paramount Skydance Corporation, Paramount Global, the Trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets
Under the terms of the Indenture, Paramount Skydance Corporation generally would be permitted to consolidate with or merge with or into another entity or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of Paramount Skydance Corporation’s assets to another entity, subject to Paramount Skydance Corporation meeting all of the following conditions:
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immediately after giving pro forma effect to such transaction, no Default (as defined below) shall have occurred and be continuing;

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the resulting, surviving or transferee entity (the “Successor Company”) will be organized and existing under the laws of the (i) United States of America, any State thereof or the District of Columbia, (ii) Canada, (iii) Ireland, (iv) England and Wales, (v) any member state of the European Union as in effect on the date specified in the Indenture or (vi) Switzerland;

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the Successor Company (if other than Paramount Skydance Corporation) will not be organized outside of the United States of America, any State thereof or the District of Columbia unless Paramount Skydance Corporation determines in good faith that such jurisdiction of incorporation would not result in material adverse tax consequences to holders of debt securities;

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the resulting entity (if other than Paramount Skydance Corporation) must agree through a supplemental indenture to expressly assume all the obligations of Paramount Skydance Corporation under the debt securities and the Indenture, and with respect to any series of debt securities that are secured, the Successor Company (if not Paramount Skydance Corporation) will, by supplement to the security documents, assume all obligations of Paramount Skydance Corporation under the applicable security documents;

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Paramount Skydance Corporation must deliver certain certificates and documents to the Trustee; and

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Paramount Skydance Corporation must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Paramount Skydance Corporation may merge or consolidate with, or sell all or substantially all of its assets to any of its subsidiaries. References in this section to the sale or conveyance of “all or substantially all of its property and assets” mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of Paramount Skydance Corporation as of its last available quarterly or annual report filed with the SEC. The sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of one or more subsidiaries of Paramount Skydance Corporation, which assets, if held by Paramount Skydance Corporation instead of such subsidiaries, would constitute all or substantially all of the assets of Paramount Skydance Corporation on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of Paramount Skydance Corporation.
In the event that Paramount Skydance Corporation consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for Paramount Skydance Corporation under the Indenture and Paramount Skydance Corporation shall be discharged from all of its obligations under the Indenture.
Defaults and Remedies
Holders of debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the debt securities of that series, as described below.
The term “Event of Default” in respect of the debt securities of a particular series means any of the following:
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Paramount Skydance Corporation does not pay interest on a debt security of such series within 30 days of its due date;

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Paramount Skydance Corporation does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;

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Paramount Skydance Corporation or, if guarantees are issued, any guarantor (including Paramount Global), fails to comply for 60 days after notice with its covenants or other agreements (other than those described in the bullets above) contained in the Indenture, provided that in the case of a failure to comply with the reporting covenant of the Indenture, such period of continuance of such default or breach shall be 120 days after written notice described in this bullet has been given;

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Paramount Skydance Corporation or, if guarantees are issued, any guarantor (including Paramount Global), files for bankruptcy or other events of bankruptcy, insolvency or reorganization specified in the Indenture occur;

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If guarantees are issued with respect to the debt securities of such series, any guarantor that is a “significant subsidiary” of Paramount Skydance Corporation, as defined in Regulation S-X of the SEC (a “Material Subsidiary”) or any group of guarantors that, taken together, would constitute a Material Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such series or the Indenture) or any guarantor denies or disaffirms its obligations in writing under its guarantee; or

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any other Event of Default that may be specified for the debt securities of such series when such series is created.

The term “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
If an Event of Default has occurred, the Trustee or the holders of at least 30% in principal amount of the outstanding debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the Trustee or any holder of debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity with respect to a series of debt securities may be rescinded and annulled, under specified circumstances, by the holders of a majority in principal amount of the outstanding debt securities of such series.
Except in cases of default, where the Trustee has special duties, the Trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the Trustee reasonable protection from costs, expenses, claims and liability satisfactory to the Trustee. If a reasonable indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances specified in the Indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.
Before holders of a series of debt securities are allowed to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:
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holders must give the Trustee written notice of a continuing Event of Default with respect to such series;

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holders of at least 30% in principal amount of the outstanding debt securities of such series must make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;

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the holders must offer to the Trustee indemnity reasonably satisfactory to it against the costs, expenses, claims and liabilities to be incurred in compliance with such request;

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the Trustee must have failed to institute any such proceeding for 60 days after receipt of the notice, request and offer of indemnity; and

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holders of a majority in principal amount of the outstanding debt securities of such series must not have given the Trustee a direction inconsistent with the above request during such 60-day period.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.
The Indenture contains provisions requiring, in certain circumstances, that any notice of default, notice of acceleration or similar instruction to the Trustee provided by any one or more holders of the debt securities of the applicable series, must be accompanied by a written representation from each such holder to Paramount Skydance Corporation and the Trustee that such holder is not Net Short. A Holder or beneficial owner is considered “Net Short” if, as of the applicable determination date, the value of its short derivative positions referencing the Issuer exceeds the combined value of its Notes and long derivative positions, or if such a position would reasonably be expected to result from a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) occurring with respect to the Issuer immediately before that date.
Modification of the Indenture
The Indenture provides that Paramount Skydance Corporation and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:
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establishing the form or terms of any series of debt securities;

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curing any ambiguity, omission, mistake, defect or inconsistency;

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providing for the assumption by a successor person of the obligations of Paramount Skydance Corporation or any guarantor under the Indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to (a) add a co-issuer of the debt securities or to release any previously added co-issuer of the debt securities, (b) add guarantees or add collateral to secure any series of notes or (c) add a holding company above Paramount Skydance Corporation, in each case, subject to the requirements and limitations described in the Indenture;

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to add to the covenants of Paramount Skydance Corporation or, if applicable, any guarantor for the benefit of the holders of debt securities or to surrender any right or power conferred upon Paramount Skydance Corporation or, if applicable, any guarantor;

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make any change that would provide any additional rights or benefits to holders of any series or that does not adversely affect the rights under the Indenture of any such holder;

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to conform the text of the Indenture, the notes or any note guarantee to the description and terms of any offering document applicable to such debt securities as the time of the initial sale thereof;

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to make any amendment to the provisions of the Indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the Indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

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to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

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to release a guarantor, if applicable, pursuant to the terms of the Indenture;

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to make any amendment to the provisions of the Indenture or the notes to eliminate the effect of any accounting change or in the application thereof; or

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change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall not be effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision.

With specific exceptions, the Indenture or the rights of the holders of the debt securities may be modified by Paramount Skydance Corporation and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding

(all such series voting together as a single class); however, no modification may be made without the consent of the holders of each outstanding debt security affected, which would, among other things:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest on any such debt security;

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reduce the principal of or change the maturity date of any such debt security;

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change the provisions applicable to the redemption of any such debt security as set forth in any supplemental indenture relating to such debt security (other than the timing for the notice of redemption);

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make any debt security payable in money other than that stated therein;

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impair the contractual right of any holder of such debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or impair the right of any holder of such debt securities to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities (provided the amendment, supplement or modification applicable to the redemption of any such debt security in connection with a change of control as set forth in any supplemental indenture relating to such debt securities shall be deemed not to impair the contractual right of any holder to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such holder’s debt securities); provided, however, that an acceleration of such debt securities may be rescinded and any payment default that resulted from such acceleration may be waived by the holders of at least the percentage of aggregate principal amount of the debt securities of such series required to amend the covenant or provision contained in the Indenture or any guarantee, the breach of which resulted in such acceleration;

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

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change the ranking of the Notes.

Defeasance and Covenant Defeasance
Paramount Skydance Corporation may elect either (i) to defease and be discharged (and, if applicable, to have Paramount Global defeased and discharged) from any and all obligations with respect to a series of the debt securities (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.
We may exercise our defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which Paramount Skydance Corporation or Paramount Global is released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.
Discharge of Obligations
Our obligations under the Indenture will cease to be of further effect with respect to a series of debt securities when:
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either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the Trustee or paying agent or segregated and held in trust by Paramount Skydance Corporation or Paramount Global, as the case may be, and thereafter repaid to Paramount Skydance Corporation or Paramount Global, as the case may be, or discharged from such trust in accordance with the Indenture) to the Trustee for cancellation, or (b) all such debt securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and Paramount Skydance Corporation or Paramount Global, as the case may be, has deposited or caused to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;

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we have paid or caused to be paid all sums payable by us under the Indenture with respect to such series; and

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we have delivered to the Trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register or in accordance with the procedures of the applicable depositary, if any.
Title
Paramount Skydance Corporation, the Trustee and any agent of Paramount Skydance Corporation or the Trustee may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.
Replacement of Debt Securities
We will replace any mutilated debt security at the expense of the holders upon surrender to the Trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity or security satisfactory to us and the Trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
Concerning the Trustee
In specific instances, we or the holders of a majority of the then outstanding principal amount of the debt securities of a series issued under the Indenture may remove the Trustee with respect to debt securities of such series and appoint a successor trustee. The Trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Trustee.
The Trustee and any successor trustee must be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and shall have a combined capital and surplus of at least $100,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the Trustee may also serve as trustee under other indentures relating to securities issued by Paramount Skydance Corporation or its affiliated companies and may engage in commercial transactions with Paramount Skydance Corporation and its affiliated companies. The initial Trustee under the Indenture is Deutsche Bank Trust Company Americas.
Subordination
In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of any subordinated debt securities, which may be senior or junior subordinated, summarizes the additional terms and provisions of such subordinated debt securities to which any prospectus supplement may relate. The specific terms of Paramount Skydance Corporation’s or Paramount Global’s subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of subordinated debt securities will be described in the prospectus supplement relating to that series.
Any subordinated debt securities will be subordinated in right of payment to Paramount Skydance Corporation’s or Paramount Global’s, as applicable, Senior Indebtedness to the extent set forth in the applicable prospectus supplement.
The payment of the principal of, premium, if any, and interest on any subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Paramount Skydance Corporation’s or Paramount Global’s, as applicable, Senior Indebtedness. Paramount Skydance Corporation or Paramount Global, as applicable, may not make payment of principal, premium, if any, sinking funds or interest, if any, on any subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for.
For purposes of the description of any subordinated debt securities, the term “Senior Indebtedness” of any person means all Indebtedness of such person, except (a) Indebtedness that, pursuant to its terms, is subordinated in right of payment to other Indebtedness and (b) Indebtedness evidenced by an instrument that expressly provides that such Indebtedness is not Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include any liability for taxes owed or owing by any person or any trade payables.

DESCRIPTION OF GUARANTEES
Paramount Global may fully and unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the debt securities of Paramount Skydance Corporation or Paramount Global when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. Additionally, Paramount Skydance Corporation may fully and unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the debt securities of Paramount Global when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.
Unless otherwise specified in the prospectus supplement, the guarantees by Paramount Global of senior debt securities of Paramount Skydance Corporation will be unsecured senior obligations of Paramount Global and will rank equally in right of payment with all of Paramount Global’s other unsecured and unsubordinated indebtedness.
The unsecured guarantees by Paramount Global of any subordinated debt securities of Paramount Skydance Corporation will be unsecured obligations of Paramount Global and will be subordinated in right of payment to Paramount Global’s Senior Indebtedness (as defined above).
The unsecured guarantees by Paramount Global of any debt securities of Paramount Skydance Corporation will be effectively subordinated to any secured indebtedness of Paramount Global, to the extent of the value of the assets securing such indebtedness.
Unless otherwise specified in the prospectus supplement, the guarantees by Paramount Skydance Corporation of senior debt securities of Paramount Global will be unsecured senior obligations of Paramount Skydance Corporation and will rank equally in right of payment with all of Paramount Skydance Corporation’s other unsecured and unsubordinated indebtedness.
Unless otherwise specified in the prospectus supplement, the guarantees by Paramount Skydance Corporation of any subordinated debt securities of Paramount Global will be unsecured obligations of Paramount Skydance Corporation and will be subordinated in right of payment to Paramount Skydance Corporation’s Senior Indebtedness (as defined above).
The unsecured guarantees by Paramount Skydance Corporation of any debt securities of Paramount Global will be effectively subordinated to any secured indebtedness of Paramount Skydance Corporation to the extent of the value of the assets securing such indebtedness.
Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee. The applicable debt indentures will provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Paramount Global or Paramount Skydance Corporation, as applicable, under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.
To the extent that a court were to find that (a) a guarantee was incurred with the intent to hinder, delay or defraud any present or future creditor or (b) Paramount Global or Paramount Skydance Corporation, as applicable, did not receive fair consideration or reasonably equivalent value for issuing its guarantee and Paramount Global or Paramount Skydance Corporation, as applicable, (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of Paramount Global or Paramount Skydance Corporation, as applicable, constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of Paramount Global’s or Paramount Skydance Corporation’s, as applicable, other creditors. To the extent any guarantee was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by Paramount Global or

Paramount Skydance Corporation, as applicable, could cease to have any claim against Paramount Global or Paramount Skydance Corporation, as applicable, and would be creditors solely of the issuer of the debt securities.
Paramount Skydance Corporation and Paramount Global believe that the issuances of the guarantees are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior debt securities and senior subordinated debt securities and, if applicable, the related guarantees, none of our counsel or counsel for any underwriter will express any opinion as to federal or state laws relating to fraudulent transfers.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of preferred stock that Paramount Skydance Corporation may offer. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, Paramount Skydance Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
Terms of the Preferred Stock
Under Paramount Skydance Corporation’s amended and restated certificate of incorporation, Paramount Skydance Corporation is authorized to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has the authority, without approval of the stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designations, powers, preferences and relative, participating, optional, dividend and other special rights of the shares of each such series and the qualifications, limitations, restrictions, conditions and other characteristics thereof as fixed by the Board of Directors.
The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:
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the designation, stated value, liquidation preference and number of shares offered;

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the offering price(s);

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the dividend rate(s), or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the date(s) from which dividends begin to accumulate;

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any redemption or sinking fund provisions;

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any conversion or exchange provisions;

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any voting rights;

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whether the preferred stock will be issued in certificated or book-entry form;

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whether the preferred stock will be listed on a national securities exchange;

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information with respect to any book-entry procedures;

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a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

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any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the amended and restated certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities that Paramount Skydance Corporation may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by Paramount Skydance Corporation as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of Paramount Skydance Corporation. Each series of preferred stock will rank senior to the common stock and any other stock of Paramount Skydance Corporation that is expressly made junior to that series of preferred stock. However, the Board of Directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the Board of Directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. The ability of the Board of Directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of Paramount Skydance Corporation or changes in our management.
Paramount Skydance Corporation’s rights and the rights of holders of Paramount Skydance Corporation securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of Paramount Skydance Corporation upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent Paramount Skydance Corporation may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.
Dividends and Distributions
Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors or a duly authorized committee of the Board of Directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, Paramount Skydance Corporation will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.
No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:
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in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

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in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.
Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, Paramount Skydance Corporation may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Paramount Skydance Corporation or other capital stock of Paramount Skydance Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation. Other than in connection with the distribution or trading of any of its capital stock, Paramount Skydance Corporation may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of Paramount Skydance Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation.
Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.
Liquidation Preference
Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of Paramount Skydance Corporation, the holders of the preferred stock will have preference and priority over the common stock of Paramount Skydance Corporation and any other class of stock of Paramount Skydance Corporation ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of Paramount Skydance Corporation or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.
Redemption
If specified in the prospectus supplement relating to a series of preferred stock being offered, Paramount Skydance Corporation may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement. The Board of Directors or a duly authorized committee of the Board of Directors may fix other terms of redemption, if any, of such series including, without limitation, redemption prices payable in shares of Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.
If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the Board of Directors or a duly authorized committee of the Board of Directors. From and after the redemption date, unless Paramount Skydance Corporation is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.
Conversion or Exchange Rights
The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange.

DESCRIPTION OF COMMON STOCK
The authorized common stock of Paramount Skydance Corporation as set forth in its amended and restated certificate of incorporation includes 55,000,000 shares of Class A Common Stock, par value $0.001 per share, and 7,000,000,000 shares of Class B Common Stock, par value $0.001 per share. Paramount Skydance Corporation is registering with the SEC shares of Class B Common Stock, which may be offered by Paramount Skydance Corporation or one or more selling security holders to be identified in a prospectus supplement. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
The descriptions set forth below and in any prospectus supplement are not complete, and are subject to, and qualified in their entirety by reference to, Paramount Skydance Corporation’s amended and restated certificate of incorporation and amended and restated bylaws and the General Corporation Law of the State of Delaware. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.
General
As of April 30, 2026, there were 31,500,087 shares of Class A Common Stock outstanding and 1,087,672,971 shares of Class B Common Stock outstanding. The holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock are entitled to the same rights and powers, except as provided in Paramount Skydance Corporation’s amended and restated certificate of incorporation as described below.
Voting Rights.   Holders of Class A Common Stock are entitled to one vote per share with respect to all matters on which the holders of Paramount Skydance Corporation common stock are entitled to vote and hold 100% of the aggregate voting power of the outstanding Paramount Skydance Corporation common stock. Holders of Class B Common Stock do not have any voting rights, except as required by applicable law.
Generally, subject to any prior approval by the Specified Reserved Matter Designees (as defined in our amended and restated certificate of incorporation) that is required by our amended and restated certificate of incorporation, all matters to be voted on by the stockholders of Paramount Skydance Corporation must be approved by a majority of the aggregate voting power of the shares of capital stock of Paramount Skydance Corporation having voting power present in person or represented by proxy, except as required by applicable law or the election of directors, for which a plurality of the votes cast shall be sufficient. Additionally, the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting separately as a class, is required to approve the issuance of any preferred stock, or preferred stock that is convertible into or exchangeable for securities, that, in the aggregate with all other outstanding shares of preferred stock, have the ability to elect a number of directors constituting a majority of the Board of Directors.
Paramount Skydance Corporation’s amended and restated certificate of incorporation provides that, subject to any prior approval by the Specified Reserved Matter Designees that is required by our amended and restated certificate of incorporation, any action required or permitted to be taken by the stockholders of Paramount Skydance Corporation may be effected by the written consent of the holders of outstanding capital stock of Paramount Skydance Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Dividends.   Holders of Class A Common Stock and Class B Common Stock share ratably in any cash dividend declared by the Board of Directors, subject to the rights and preferences of any outstanding preferred stock. The Board of Directors may, at its discretion, and subject to any prior approval by the Specified Reserved Matter Designees that is required by our amended and restated certificate of incorporation, declare a dividend of any securities of Paramount Skydance Corporation or of another entity, to the holders of Class A Common Stock and Class B Common Stock in the form of (i) a ratable distribution of identical securities to the holders of Class A Common Stock and Class B Common Stock or (ii) a distribution of one class or series of securities to the holders of Class A Common Stock and another class or series of securities to the holders of Class B Common Stock, provided that the securities so distributed (or securities issuable upon the conversion or exchange thereof) do not differ in any respect other than (x) differences in their rights

(other than voting rights and powers) consistent in all material respects with the differences between Class A Common Stock and Class B Common Stock and (y) differences in their relative voting rights and powers, with the holders of Class A Common Stock receiving the class or series of such securities having the higher relative voting rights or powers (without regard to whether such voting rights or powers differ to a greater or lesser extent than the corresponding differences in the voting rights or powers of Class A Common Stock and Class B Common Stock provided in the amended and restated certificate of incorporation of Paramount Skydance Corporation). Notwithstanding the foregoing, the Board of Directors may declare and pay a dividend to the holders of Class B Common Stock, and will not be required to declare and pay a corresponding dividend to the holders of Class A Common Stock, with the prior written consent or approval of the holders of all of the outstanding shares of Class A Common Stock.
Conversion.   Each share of Class A Common Stock is convertible at any time at the option of the holder of such share into 1.5 shares (such ratio is subject to adjustment in connection with any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange of shares or other like change with respect to the Class A Common Stock or the Class B Common Stock) of Class B Common Stock (rounded to the nearest whole share). Paramount Skydance Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Common Stock, as applicable, such number of shares of Class B Common Stock as will from time to time be sufficient to effect the conversion of all then-outstanding shares of Class A Common Stock into shares of Class B Common Stock or will take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as will be sufficient for such purpose.
Liquidation Rights.   In the event of a liquidation, dissolution or winding-up of Paramount Skydance Corporation, all holders of Paramount Skydance Corporation common stock, regardless of class, are entitled to share ratably in any assets available for distributions to holders of shares of Paramount Skydance Corporation common stock subject to the preferential rights of any outstanding preferred stock.
Restrictions on Stock Ownership and Transfer; Redemption by Paramount Skydance Corporation.   The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that Paramount Skydance Corporation may restrict the ownership and transfer of, or redemption of, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of federal communications laws and regulations applicable to specified types of media companies.
Preemptive Rights.   Shares of Class A Common Stock and Class B Common Stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Paramount Skydance Corporation. The Board of Directors possesses the power to issue shares of authorized but unissued Class A Common Stock and Class B Common Stock without further stockholder action, subject to the requirements of applicable law and stock exchanges and such other prior approvals specified in the amended and restated certificate of incorporation of Paramount Skydance Corporation. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased with the approval of the holders of a majority of the outstanding shares of Class A Common Stock and without any action by the holders of shares of Class B Common Stock.
Preferred Stock.   The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that Paramount Skydance Corporation may not issue any preferred stock, or preferred stock that is convertible into or exchangeable for securities, that, in the aggregate with all other outstanding shares of preferred stock, have the ability to elect a number of directors constituting a majority of the Board of Directors unless the issuance of such preferred stock will have been approved by the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. Subject to these limitations, the Board of Directors may authorize the issuance of preferred stock in one or more series and fix by resolution the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of each series. The issuance of shares of preferred stock under the Board of Directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by Paramount Skydance Corporation may rank prior to its common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Paramount Skydance Corporation’s common stock. Accordingly, the issuance of shares of preferred stock may adversely affect the market price of the Class B Common Stock.
Rights of Certain Equity Investors
Board Nominations.   The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that Paramount Skydance Corporation will take all Necessary Action (as defined in the amended and restated certificate of incorporation) to cause the slate of nominees recommended by Paramount Skydance Corporation for election as directors to be consistent with the following: (i) (A) for so long as Ellison (as defined in our amended and restated certificate of incorporation) has an Original Ownership Percentage (as defined in our amended and restated certificate of incorporation) of at least 50%, Ellison will be entitled to nominate five individuals for election to the Board of Directors, and will have the right to designate each of them as either an Ellison Designee (as defined in our amended and restated certificate of incorporation) or a Low-Vote Designee (as defined in our amended and restated certificate of incorporation); (B) for so long as Ellison has an Original Ownership Percentage of at least 25% but less than 50%, Ellison will be entitled to nominate three Low-Vote Designees for election to the Board of Directors; and (C) for so long as Ellison has an Ownership Percentage of at least 5% but an Original Ownership Percentage less than 25%, Ellison will be entitled to nominate two Low-Vote Designees for election to the Board of Directors; and (ii) for so long as RedBird (as defined in our amended and restated certificate of incorporation) has an Original Ownership Percentage of at least 50%, RedBird will be entitled to nominate two RedBird Designees (as defined in our amended and restated certificate of incorporation) for election to the Board of Directors. RedBird will maintain the right to nominate one RedBird Designee for election to the Board of Directors for so long as it has an Ownership Percentage of at least 5%.
RedBird’s right to nominate one or more individuals for election to the Board of Directors, along with the right to remove, replace or otherwise designate any director of the Board of Directors, is personal to RedBird and may not be assigned or delegated to any person (by contract or otherwise).
The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that until the first date on which Ellison is no longer entitled to nominate for election to the Board of Directors any Ellison Designee or Low-Vote Designee, Ellison will have the right to designate the chairperson of the Board of Directors (the “Chair”). The Chair is initially David Ellison. Our amended and restated certificate of incorporation provides that David Ellison will serve an initial term as Chair until the earlier of (i) two years following the consummation of the Transactions (as defined in our amended and restated certificate of incorporation) and (ii) his death, resignation or incapacitation. Any vacancy in the Chair will be filled by Ellison; provided that if the designation for Chair is neither David Ellison nor Lawrence Ellison, the filling of any such vacancy will also require the approval of at least one RedBird Designee for so long as RedBird has an Original Ownership Percentage of at least 50%. In the event that David Ellison no longer serves as our chief executive officer, then we will cause our then-serving chief executive officer to be nominated for election to the Board of Directors. We will cause the nomination of our president for election to the Board of Directors. We will cause the nomination of up to three independent directors based on the recommendation of our nominating and corporate governance committee to the extent required by stock exchanges and applicable law.
Board Voting.   Except as otherwise provided in the amended and restated certificate of incorporation and bylaws of Paramount Skydance Corporation or as required by applicable law or the requirements of any national stock exchange, any action of the Board of Directors (or any committee thereof) requires approval by the affirmative vote of directors holding a majority of the voting power of the directors (or a majority of the voting power of the directors on such committee, as applicable) at a meeting at which a quorum is present. The amended and restated certificate of incorporation provides that each director (except for the Ellison Designees, but including any Low-Vote Designee) is entitled to one vote; provided that, for so long as Ellison holds an Original Ownership Percentage of at least 50%, each Ellison Designee (which will not include any Low-Vote Designee) will have a number of votes on any matter presented to the Board of Directors (or any committee thereof) equal to one more than the total number of directors on the Board of Directors or committee thereof, as applicable. If Ellison ceases to have an Original Ownership Percentage of at least 50%, then each Ellison Designee will be entitled to one vote.

Specified Reserved Matters.   In addition to any other approval of our stockholders or our Board of Directors required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law, until the first date on which none of the Specified Stockholders (as defined in our amended and restated certificate of incorporation) have the right to nominate two or more Specified Stockholder Designees (as defined in our amended and restated certificate of incorporation) for election to our Board of Directors, the prior approval (by vote or written consent) of the Specified Reserved Matter Designees (as applicable) will be required for us to, either directly or indirectly by merger, consolidation, division, operation of law, or otherwise, take any of the following actions: (a) issue any shares of our common stock (subject to certain exceptions described in our amended and restated certificate of incorporation, including any issuance of shares of our common stock which, in the aggregate, represent less than 5% of the then-outstanding shares of our common stock for a bona fide capital raising purpose in any 90-day period); (b) incur, assume or guarantee (subject to certain exceptions described in our amended and restated certificate of incorporation) any indebtedness for borrowed money that would cause our Pro Forma Leverage Ratio (as defined in our then-effective credit agreement or, if not defined therein, as set forth in our amended and restated certificate of incorporation) to be greater than 4-to-1; (c) enter into a binding agreement contemplating, or otherwise consummating, a Change of Control Event (as defined in our amended and restated certificate of incorporation); (d) make a contribution to certain joint ventures of assets that generated more than 20% of our Consolidated EBITDA (as defined in our then-effective credit agreement or, if not defined therein, as set forth in our amended and restated certificate of incorporation) over the 12‑month period ended as of the final day of our most recently completed fiscal quarter for which financial statements are available; or (e) make certain acquisitions, dispositions and investments, in each case, having a value or for a purchase price (inclusive of any debt and debt-like items paid off or assumed by the acquirer in such a transaction), in excess of $250 million.
Our amended and restated certificate of incorporation also provides that, in addition to any other approval of our stockholders or our Board of Directors required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law, until the first date on which none of the Specified Stockholders have an Original Ownership Percentage of 20% or more, the prior approval (by vote or written consent) of the Specified Other Reserved Matter Designees (as defined in our amended and restated certificate of incorporation) will be required for us to, either directly or indirectly by merger, consolidation, division, operation of law, or otherwise, take any of the following actions: (a) implement any amendments to our amended and restated certificate of incorporation that would adversely affect the rights (economic or otherwise) of a Specified Stockholder under our amended and restated certificate of incorporation in a manner that is disproportionate as compared to the effect on the other Specified Stockholders or other holders of our common stock, as applicable; (b) other than in accordance with our amended and restated certificate of incorporation or our amended and restated bylaws, (i) purchase, redeem, acquire or repurchase any shares of our common stock or other equity interests (other than a pro rata purchase or offer made to all holders of the applicable equity interests or pursuant to a customary employee stock purchase plan or similar stock purchase plan, employment or service agreement, restrictive covenant agreement, or employee equity plan) or (ii) declare or pay any dividend of any of our securities or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity (other than distributions or dividends made pro rata to all holders of the applicable securities and other than any dividends or distributions between us and any of our wholly-owned subsidiaries); or (c) subject to certain exceptions described in our amended and restated certificate of incorporation, enter into any Related Party Transaction (as defined in our amended and restated certificate of incorporation) with a value or consideration in excess of $25 million.
Anti-Takeover Provisions of Certificate of Incorporation and Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in addition to those relating to the voting rights of our Class A Common Stock and the exclusive right of the Specified Stockholders (as defined in the amended and restated certificate of incorporation) to remove their respective director designees, may have the effect of delaying, deferring or preventing a change in control of Paramount Skydance Corporation or changes in our management. These include provisions that:
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authorize our Board of Directors to provide for the issuance, without stockholder approval, of up to 100,000,000 shares of preferred stock with rights fixed by the Board of Directors (subject to certain limitations set forth in our amended and restated certificate of incorporation), which rights could be senior to those of the common stock;
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provide that each director will be entitled to one vote; provided that, for so long as Ellison holds an Original Ownership Percentage of at least 50%, each Ellison Designee (which will not include any Low-Vote Designee), will have a number of votes on any matter presented to the Board of Directors or any committee thereof equal to one more than the total number of directors of the Board of Directors or committee thereof, as applicable (each term as defined in our amended and restated certificate of incorporation);

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provide that, subject to any special rights of the holders of any series of preferred stock, a special meeting of stockholders may be called only by or at the direction of (i) the Board of Directors, (ii) the Chair, (iii) the chief executive officer of Paramount Skydance Corporation, or (iv) any holder of at least 25% of the aggregate voting power of all outstanding shares of the capital stock of Paramount Skydance Corporation; and

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establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Subject to specified exemptions, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation listed on a national securities exchange from engaging in a “business combination,” including mergers, consolidations, sales and leases of assets, issuances of securities and other similar transactions, with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock) for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of our election in our amended and restated certificate of incorporation to not be subject to Section 203 of the Delaware General Corporation Law, such restrictions on business combinations under Section 203 of the Delaware General Corporation Law are not applicable to Paramount Skydance Corporation.
Conflicts of Interest; Corporate Opportunities
The Delaware General Corporation Law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than with respect to any business opportunity that is expressly offered to an exempted person solely in his or her capacity as member of our Board of Directors. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of Ellison, RedBird (each, as defined in our amended and restated certificate of incorporation) or any other investor that entered into subscription agreements, dated July 7, 2024, with Paramount Skydance Corporation and Paramount Global, or their respective affiliates, or any of their respective directors, principals, officers, employees, members, equityholders, and/or other representatives, including any of the foregoing who serve as our officers, all of whom are referred to herein as the exempted persons, will have any duty to refrain from (i) participating or otherwise engaging in any transaction or matter that may be an investment, corporate, business or other opportunity or offer a prospective economic or competitive advantage in which we or any of our controlled affiliates, directly or indirectly, could have an interest or expectancy, (ii) otherwise competing with us or any of our controlled affiliates, (iii) otherwise doing business or transacting with any potential or actual customer, supplier or other business relation ours or any of our controlled affiliates or (iv) otherwise employing or engaging any officer, employee or other service provider of ours or any of our controlled affiliates’ officers, employees or other service providers. In addition, to the fullest extent permitted by law, in the event that any exempted person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. No exempted person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person engaged in any such activities. Our amended and restated certificate of incorporation will not renounce our interest in any business opportunity that is expressly offered to an exempted person solely in his or her capacity as our director or officer. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us if (1) we (together with our controlled affiliates) are not financially or legally able or contractually permitted to undertake it, (2) from its nature, the opportunity is not in our line of business or is of no practical advantage to us or (3) we have no interest or reasonable expectancy in such business opportunity. Neither the exempted persons nor any of their representatives have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.
Exclusive Forum Provision of our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation provides that, unless our Board of Directors consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or to our stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act. Such provision is intended to benefit and may be enforced by us and our officers and directors, employees and agents. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to the foregoing. Nothing in our amended and restated certificate of incorporation precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

DESCRIPTION OF WARRANTS
The following description sets forth certain general terms of warrants that Paramount Skydance Corporation may offer. Paramount Skydance Corporation may issue warrants for the purchase of its debt securities or shares of preferred stock or Class B Common Stock. The warrants may be co-issued by Paramount Global when the securities with respect to which the warrants are issued will be guaranteed by Paramount Global. Warrants may be issued independently or together with any debt securities or shares of preferred stock or Class B Common Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock or Class B Common Stock. The warrants are to be issued under warrant agreements to be entered into among Paramount Skydance Corporation or Paramount Global as co-issuer, as applicable, and a bank or trust company, as warrant agent, to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Paramount Skydance Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, any warrant agreement pursuant to which warrants may be issued. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
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whether such warrants are co-issued or guaranteed by Paramount Global;

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the offering price;

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the currency unit(s) for which warrants may be purchased;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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the designation, aggregate principal amount, currency unit(s) and terms of debt securities which may be purchased upon such exercise;

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the designation, number of shares and terms, as applicable, of the preferred stock or Class B Common Stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock or Class B Common Stock may be purchased upon such exercise;

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if applicable, the designation and terms of debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

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if applicable, the date on and after which the warrants and the related debt securities, preferred stock or Class B Common Stock will be separately transferable;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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whether the warrants will be issued in registered or bearer form;

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a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to exercise any rights as stockholders of Paramount Skydance Corporation, as described below under “— No Rights as Stockholders.” If Paramount Skydance Corporation maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.
Exercise of Warrants
Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of preferred stock or Class B Common Stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which Paramount Skydance Corporation may extend the expiration date, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or Class B Common Stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Paramount Skydance Corporation will, as soon as reasonably practicable, issue and deliver the debt securities or shares of preferred stock or Class B Common Stock purchasable upon the exercise and, if applicable, Paramount Skydance Corporation or Paramount Global, as applicable, will issue guarantees relating to those securities. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of preferred stock or Class B Common Stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock or Class B Common Stock, or a combination, subdivision or reclassification of preferred stock or Class B Common Stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock or Class B Common Stock purchasable upon exercise of each stock warrant, Paramount Skydance Corporation may elect to adjust the number of stock warrants. Paramount Skydance Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Paramount Skydance Corporation will pay the cash value of any fractional shares otherwise issuable. The treatment of warrants in connection with any consolidation, merger, or sale or conveyance of the property of Paramount Skydance Corporation as an may be set forth in the prospectus supplement relating to such warrants.
No Rights as Stockholders
Except as may be set forth in the prospectus supplement relating thereto, holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to either Paramount Skydance Corporation or Paramount Global.

PLAN OF DISTRIBUTION
We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including but not limited to:
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the name(s) of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the offering price of the securities and the proceeds to us or the selling security holders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We or one or more selling security holders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or one or more selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We also may sell offered securities directly.
We or one or more selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Paramount Skydance Corporation or one or more selling security holders, as the case may be, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or one or more selling security holders, as the case may be, pay for soliciting these contracts.
The selling security holders may, from time to time, pledge or grant a security interest in some of the securities owned by them and, if a selling security holder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, as applicable, from time to time, under a prospectus supplement. The selling security holders also may transfer our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of the applicable prospectus supplement.
Dealers, agents and underwriters may be entitled to indemnification by us and/or any selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the dealers, agents or underwriters may be required to make in respect thereof. Dealers, agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of Paramount Skydance Corporation (Successor) as of December 31, 2025 and for the period from August 7, 2025 to December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting of Paramount Skydance Corporation as of December 31, 2025 (which is included in Management’s Report on Internal Control over Financial Reporting) and the financial statements of Paramount Global (Predecessor) as of December 31, 2024 and for the periods from January 1, 2025 to August 6, 2025 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on May 13, 2026 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Warner Bros. Discovery, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Skydance Media, LLC as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus by reference to Amendment No. 1 filed with the SEC on October 23, 2025, to the Current Report of Paramount Skydance Corporation on Form 8-K12B filed with the SEC on August 7, 2025, have been audited by Ernst & Young LLP, independent auditor, as set forth in their report appearing in such financial statements, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.